EXHIBIT 4.1
BP PRUDHOE BAY ROYALTY TRUST AGREEMENT
BY AND AMONG
THE STANDARD OIL COMPANY
AND
BP EXPLORATION (ALASKA) INC.
AND
THE BANK OF NEW YORK, TRUSTEE
AND
F. JAMES HUTCHINSON, CO-TRUSTEE
Dated February 28, 1989

Exhibit A — Form of Initial Conveyance
Exhibit B — Form of Certificate
Exhibit C — Form of Compensation Agreement

BP PRUDHOE BAY ROYALTY TRUST AGREEMENT
     THIS ROYALTY TRUST AGREEMENT (the “Agreement”), made and entered into as of the 28th day of February, 1989, by and among The Standard Oil Company, an Ohio corporation having its principal office in Cleveland, Ohio (“SOC”), as depositor and trustor, BP Exploration (Alaska) Inc., a Delaware corporation having its principal office in Anchorage, Alaska (formerly Standard Alaska Production Company) (the “Company”), The Bank of New York, a corporation organized under the laws of the State of New York, authorized to do a banking business and having a principal corporate trust office in New York, New York, as trustee and F. James Hutchinson, a resident of the State of Delaware, as co-trustee.
     WHEREAS, the Company is engaged in the business of developing and producing oil and gas and owns mineral interests in lands that contain proved reserves and are currently producing oil and gas; and
     WHEREAS, the Company has determined to convey to SOC the Initial Royalty Interest (hereinafter defined) pursuant to an Overriding Royalty Conveyance (as hereinafter defined); and
     WHEREAS, SOC has determined to offer and sell trust units representing undivided beneficial interests in the Trust, which will own the Initial Royalty Interest; and

     WHEREAS, SOC has determined to grant to the Trust the Initial Royalty Interest pursuant to a Trust Conveyance (as hereinafter defined) in consideration of the issuance by the Trust of the Trust Units, (as hereinafter defined); and
     WHEREAS, The British Petroleum Company p.l.c. (“BP”) has agreed to support the payment obligations of the Company and SOC as more fully set forth in the Support Agreement (as hereinafter defined); and
     WHEREAS, the Initial Conveyance (as hereinafter defined) is contemporaneously executed and delivered to the Trust;
     NOW, THEREFORE, the Initial Royalty Interest has been granted, assigned and delivered unto the Trust, receipt of which is hereby acknowledged and accepted by the Trustee on behalf of the Trust, to have and to hold, in trust as hereinafter set forth, such property and all other properties, real or personal (including Additional Royalty Interests), which may hereafter be received by the Trust pursuant to this Agreement; and the Company, SOC, The Bank of New York in its capacity as Trustee, and the Co-Trustee (as hereinafter defined) agree that such properties shall be held, administered, paid and delivered for the purposes and subject to the terms and conditions hereinafter provided.
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ARTICLE I
Definitions
     As used herein, the following terms have the meanings indicated:
     Section 1.01. “Affiliate” of a Person means another Person controlled by, controlling or under common control with such Person.
     Section 1.02. “Additional Conveyance” means collectively any instrument(s) pursuant to which one or more Additional Royalty Interests are created or conveyed to the Trust as provided in Section 2.04 hereof.
     Section 1.03. “Additional Royalty Interest” means any royalty interest which is identical in all respects to the Initial Royalty Interest, except for the identity of the parties (other than the Trust), the effective date and the percentage set forth in the definition of Royalty Production in the related Additional Conveyance.
     Section 1.04. “Agreement” means this instrument, as originally executed, or, if amended pursuant to the provisions of Section 10.02 or 10.03 hereof, as so amended.
     Section 1.05. “Beneficial Interest” means the right to share in the benefits and the obligation to share in the detriments resulting from the accomplishment of the purposes of the Trust as expressly set out in this Agreement, and includes without limitation the right to share in distributions during the term of the
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Trust, to share in the final distributions from the Trust and to participate in decisions affecting the Trust only to the extent expressly provided herein, and, except as limited by the provisions of this Agreement, to exercise all other rights of a beneficiary of a business trust created under the Delaware Trust Act.
     Section 1.06. “BP” means The British Petroleum Company p.l.c., its successors and assigns.
     Section 1.07. “Business Day” means any day that is not a Saturday, Sunday, a holiday determined by the New York Stock Exchange as “affecting ‘ex’ dates” or any other day on which banking institutions in New York, New York, or in any other city where the principal corporate trust office of the Trustee may be located, are closed as authorized or required by law.
     Section 1.08. “Certificate” means a certificate issued by the Trust pursuant to ARTICLE III hereof evidencing the ownership of one or more Units.
     Section 1.09. “Code” means the Internal Revenue Code of 1986, as amended, or any successor statute or statutes.
     Section 1.10. “Company” means BP Exploration (Alaska) Inc., a Delaware corporation and includes successors or assigns of the Company.
     Section 1.11. “Conveyance” means collectively the Initial Conveyance and any Additional Conveyance.
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     Section 1.12. “Co-Trustee” shall have the meaning ascribed to it in Section 1.33 hereof.
     Section 1.13. “Delaware Trust Act” means 12 Delaware Code Section 3801 et seq.
     Section 1.14. “Distribution Date” means the date of any distribution pursuant to Section 4.02 hereof.
     Section 1.15. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute or statutes.
     Section 1.16. “Initial Conveyance” means collectively the Overriding Royalty Conveyance and the Trust Conveyance.
     Section 1.17. “Initial Royalty Interest” means the royalty interest being conveyed by the Company to SOC and by SOC to the Trust contemporaneously with the execution and delivery of this Agreement pursuant to the Initial Conveyance.
     Section 1.18. “Insignificant Investor Period” means each period of time prior to the Opinion Date during which benefit plan investors (within the meaning-of Department of Labor regulation section 2510.3-101(f)(2)) do not own a sufficient number of Units of a “class” to cause their equity participation in the Trust to be “significant” (within the meaning of Department of Labor regulation section 2510.3-101(f)(1)).
     Section 1.19. “Officer’s Certificate” means a certificate duly executed on behalf of the Company or SOC, as the case may be, signed by any president, any vice president, any assistant vice
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president, or any treasurer or assistant treasurer, or any certificate reasonably believed by the Trustee to have been so signed.
     Section 1.20. “Opinion Date” means the first date upon which all of the following requirements have been satisfied: (i) the Trust Units have been registered under section 12(b) or section 12(g) of the Securities Exchange Act of 1934; (ii) the Trust Units are widely-held (within the meaning of paragraph (b)(3) of the Regulation); (iii) the Trust Units are freely transferable (within the meaning of paragraph (b)(4) of the Regulation); (iv) the Company has delivered to the Trustee an opinion of nationally recognized ERISA counsel (such counsel to be selected by the Company and approved by the Trustee and such opinion to be reasonably acceptable to the Trust’s counsel) which states, in effect, that the requirements described in clauses (i), (ii) and (iii) above have been satisfied; and (v) the Company has delivered to the Trustee either (a) an opinion of nationally recognized ERISA counsel (such counsel to be selected by the Company and approved by the Trustee and such opinion to be reasonably acceptable to the Trust’s counsel) or (b) an individual prohibited transaction exemption or an advisory opinion issued by the Department of Labor to the Trustee, the Trust or the Company which opinion, exemption or advisory opinion states, in effect, that from and after the date upon which the requirements described in clauses (i), (ii) and (iii) above have been satisfied, the assets of the Trust shall not constitute plan assets (within the meaning
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of the Regulation) with respect to any employee benefit plan (as such term is defined in section 3(3) of ERISA) which became a Unit Holder prior to the date such requirements have been satisfied (provided, however, that if the Company has delivered to the Trustee an opinion of counsel as described in clause (v)(a) above, such opinion must specifically reference and be based primarily upon an advisory opinion or other published announcement of similar authoritative import issued by the Department of Labor which favorably addresses the same issues which are to be addressed in such opinion and which is based upon facts similar to those involving the Trust and such employee benefits plans). The Company shall use its best efforts to obtain promptly, at its expense, from the Department of Labor the individual prohibited transaction exemption or advisory opinion referred to in clause (v)(b) above; provided, however, that if the Company has delivered the opinion of counsel referred to in clause (v)(a) above, then its obligation to use its best efforts to obtain such exemption or advisory opinion shall terminate. For purposes of this Section, the term “Regulation” means Department of Labor regulation section 2510.3-101.
     Section 1.21. “Overriding Royalty Conveyance” means the Overriding Royalty Conveyance from the Company to SOC, the form which is attached hereto as part of Exhibit A.
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     Section 1.22. “Person” means an individual, corporation, partnership, unincorporated association, trust, estate or other organization.
     Section 1.23. “Quarter” means a period of approximately three months beginning on the day after a Quarterly Record Date and continuing through and including the next succeeding Quarterly Record Date, which shall be the Quarterly Record Date for such Quarter; provided, however, that the first Quarter hereunder shall be a period beginning on the date hereof and continuing until April 17, 1989.
     Pursuant to the Conveyance royalty amounts payable to the Trust are calculated on a calendar quarter basis, and each royalty payment is required to be made on the Quarterly Record Date immediately following the close of the calendar quarter during which the related oil production occurs. Therefore, pursuant to the Conveyance royalty payments for the four calendar quarters in each year are due and payable to the Trust on the Quarterly Record Date in April, July and October of such year and in January of the following year. The term “Quarter” as used herein refers to a three-month period which ends on the Quarterly Record Date which occurs approximately one-half month after the end of the corresponding royalty calculation period.
     Section 1.24. “Quarterly Income Amount” for any Quarter means the sum of (a) the cash received by the Trust during the Quarter that is directly attributable to the Royalty Interest, (b)
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any cash available for distribution as a result of the reduction or elimination during the Quarter of any existing cash reserve created pursuant to Section 6.07 hereof and (c) any other cash receipts of the Trust during the Quarter including without limitation any cash received from interest earned pursuant to Section 6.07 hereof, reduced by the sum of (i) the liabilities of the Trust paid during the Quarter and (ii) the amount of any cash used in the Quarter to establish or increase a cash reserve pursuant to Section 6.07 hereof. If (a) prior to the end of a Quarter the Trustee makes a determination of the Quarterly Income Amount which it anticipates will be distributed to Unit Holders of record on the Quarterly Record Date for such Quarter, based on notice provided to the Trustee by the Company pursuant to Section 4.8(e) of the Overriding Royalty Conveyance (and similar provisions of any Additional Conveyance), and (b) the Quarterly Income Amount is not equal to the amount so determined because the amounts stated in such notice were not received on or prior to such Quarterly Record Date, the Trustee shall treat such amounts when received as if they were received on such Quarterly Record Date.
     Notwithstanding anything to the contrary in this Section 1.24, the Quarterly Income Amount for any Quarter shall not include any amount that would have been required to be reported to any stock exchange on which the Units are listed in connection with the establishment of an “ex” date in order to be distributed to Unit Holders who were such on the Quarterly Record Date for
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such Quarter but was not so reported unless the stock exchange agrees to such amount being a part of that Quarter’s Quarterly Income Amount or the Trustee receives an opinion of counsel stating that neither the Trust, the Trustee nor The Bank of New York will be adversely affected by such inclusion. An amount that, pursuant to the preceding sentence, is not included in the Quarterly Income Amount for that Quarter shall be treated as if received during the next Quarter. In this connection, the Trustee shall report quarterly to such stock exchange (so long as reporting is so required by the stock exchange), at the time required by the stock exchange, the amount that, pursuant to the first paragraph of this Section 1.24, the Trustee in good faith reasonably expects to be the Quarterly Income Amount for the Quarter being reported on.
     Section 1.25. “Quarterly Record Date” means the fifteenth day of each January, April, July and October; provided, however, that if such day is not a Business Day then the Quarterly Record Date shall be the next Business Day after such day and provided further that if the Trustee determines that a different date is required to comply with applicable law or the rules or regulations of any stock exchange on which the Units are listed, it means such different date. The first Quarterly Record Date shall be April 17, 1989.
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     Section 1.26. “Record Date Unit Holder” means a Person who was a Unit Holder of record on the Voting Record Date for a meeting of Unit Holders.
     Section 1.27. “Royalty Interest” means the Initial Royalty Interest and any Additional Royalty Interests which may hereafter be granted to the Trust pursuant to this Agreement, taken together.
     Section 1.28. “Royalty Statement” means the statement prepared by the Company and delivered to the Trust pursuant to Section 4.8(f) of the Overriding Royalty Conveyance or the comparable provision of any Additional Conveyance.
     Section 1.29. “Support Agreement” means the Support Agreement dated as of even date herewith by and among BP, the Company, SOC and the Trust.
     Section 1.30. “Trust” means the business trust under the Delaware Trust Act created by and administered under the terms of this Agreement.
     Section 1.31. “Trust Conveyance” means the Trust Conveyance from SOC to the Trust, the form of which is attached hereto as part of Exhibit A.
     Section 1.32. “Trust Estate” means all assets, however and whenever acquired, that may belong to the Trust at any designated time and shall include both income and principal.
     Section 1.33. “Trustee” means collectively (except as otherwise provided in Section 8.06 hereof) The Bank of New York, a
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corporation organized under the laws of the State of New York and authorized to do a banking business and qualified to exercise trust powers, in its capacity as trustee hereunder, and, F. James Hutchinson, in his capacity as co-trustee hereunder. The Bank of New York and F. James Hutchinson shall serve as the initial trustees under this instrument. The term “Trustee” shall include any ancillary or successor trustee or co-trustee hereunder, during the period it is so serving in such capacity. The term “Co-Trustee” means F. James Hutchinson, in his capacity as co-trustee hereunder, and any successor co-trustee hereunder, during the period he or it is serving in such capacity. References to The Bank of New York or to the Trustee, individually, or similar references shall be deemed to be references to The Bank of New York in its individual capacity and not in its capacity as Trustee hereunder and shall be deemed to include its successors or assigns which serve as Trustee in their individual capacities and not in their capacities as successor Trustees hereunder.
     Section 1.34. “Unit” or “Trust Unit” means an undivided fractional interest in the Beneficial Interest determined as hereinafter provided.
     Section 1.35. “Unit Holder” means the owner of one or more Units as shown by the records of the Trustee pursuant to the provisions of ARTICLE III hereof.
     Section 1.36. “Voting Record Date” means a date selected by the Trustee as the record date for determining Unit Holders of
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record entitled to notice of and to vote at a meeting of Unit Holders, as provided in ARTICLE V hereof.
ARTICLE II
Creation, Name and Purpose of Trust
     Section 2.01 — Creation and Name of Trust. The Trust is hereby created under the Delaware Trust Act as a Delaware business trust for the benefit of the Unit Holders. The Trust shall be known as the BP Prudhoe Bay Royalty Trust, and the Trustee may transact all affairs of the Trust in that name. Pursuant to the Trust Conveyance, SOC has granted, bargained, sold, conveyed, assigned, set over and delivered the Initial Royalty Interest to the Trust. The Initial Royalty Interest shall constitute the initial Trust Estate.
     Section 2.02 — Purposes. The purposes of the Trust are (a) to convert the Royalty Interest to cash either (1) by retaining the Royalty Interest and collecting the proceeds from production in accordance with the terms of the Conveyance until production has ceased permanently or the Royalty Interest has otherwise terminated or (2) by selling or otherwise disposing of the Royalty Interest (within the limits stated herein); and (b) to distribute such cash, net of amounts for payment of expenses and liabilities of the Trust, to the Unit Holders as provided herein.
     It is the intention and agreement of SOC, the Company and the Trustee to create a grantor trust for federal income tax purposes of which the Unit Holders are treated as the owners of trust
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income and corpus. As set forth above and amplified herein, the Trust is intended to be a passive entity limited to the receipt of revenues attributable to the Royalty Interest and the distribution of such revenues, after payment of or provision for Trust expenses and liabilities, to the Unit Holders. It is neither the purpose nor the intention of the parties hereto to create, and nothing in this Agreement shall be construed as creating, a partnership, joint venture, joint stock company or similar business association between or among Unit Holders, present or future, or between or among Unit Holders, or any of them, and the Trustee or SOC or the Company.
     Section 2.03. — Initial Conveyance. SOC, as depositor and trustor, has delivered, and the Trustee on behalf of the Trust has accepted, executed copies of the Initial Conveyance. Accordingly, the Initial Royalty Interest described therein constitutes the initial Trust Estate. In consideration of the grant of the Initial Royalty Interest and the execution and delivery of the Support Agreement, the Trustee is hereby directed to execute and deliver on behalf of SOC Certificates representing an aggregate of 21,400,000 Trust Units in such denominations and to the Persons identified by SOC in an Officer’s Certificate delivered to the Trustee; provided, however, that the Trustee shall not be obligated to execute and deliver such Certificates to any Person unless such Person delivers to the Trustee a written instrument evidencing the agreement of such Person with respect to matters
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set forth in subsections (i) through (iv) of the last paragraph of Section 2.04 hereof.
     Section 2.04. — Additional Conveyances. The Company or an Affiliate may from time to time grant, assign and deliver unto the Trust one or more Additional Royalty Interests by executing and delivering to the Trust one or more Additional Conveyances, and, subject to the conditions set forth below, the Trustee shall accept on behalf of the Trust the assignment of such Additional Royalty Interests and the delivery of such Additional Conveyances.
     The obligation of the Trustee to accept the assignment of any such Additional Royalty Interest shall be subject to the condition that the Additional Royalty Interest shall be identical in all respects to the Initial Royalty Interest except for the effective date of the Additional Conveyance (which must be on the first day of a calendar quarter and must be the date of delivery thereof to the Trustee), the percentage set forth in the definition of Royalty Production in the related Additional Conveyance and the identity of the parties (other than the Trust) to the Additional Conveyance (provided that the entity which will make payments to the Trust under any Additional Royalty Interest must be the same entity which will make payments to the Trust under the Initial Royalty Interest). Any Additional Conveyance must be identical in all respects to the Initial Conveyance, except for changes which
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may be necessary to ensure that the Additional Royalty Interest conforms to the conditions set forth herein.
     In consideration of the grant of an Additional Royalty Interest, and in exchange therefor, the Trustee shall issue, upon receipt of an Officer’s Certificate containing the direction of the Company or such Affiliate to issue to the order of the Company or such Affiliate, a number of whole Units in the Trust not to exceed a total of 18,600,000 additional Units determined by the following formula:

Number of Units =	A	x 21,400,000

16.4246%
where “A” equals the percentage set forth in the definition of “Royalty Production” in the related Additional Conveyance. In connection with such issuance, the recipients of such Units and their transferees shall not be treated as Unit Holders of record entitled to distributions with respect to the Quarterly Income Amount for the Quarterly Record Date which occurs during the month in which such Additional Conveyance is effective and shall not be entitled to transfer such Units (other than to the Company or one of its Affiliates) on or prior to such Quarterly Record Date, and the Certificates therefor shall prominently so state.
     The acceptance by the Trustee of any assignment of an Additional Royalty Interest shall be subject to the condition precedent that the Trustee shall have received (a) a ruling from the Internal Revenue Service to the effect that neither the existence
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nor exercise of the right to assign the Additional Royalty Interest, the power to accept such assignment or the issuance of additional Units as herein contemplated will adversely affect the classification of the Trust as a “grantor trust” for federal income tax purposes and (b) a ruling from the Internal Revenue Service or an unqualified written opinion of counsel to the Trust to the effect that such assignment will not cause (i) the income from the Trust to be treated as unrelated business taxable income for federal income tax purposes or (ii) the Unit Holders to recognize income, gain or loss attributable to the Royalty Interests as a result of such assignment, except to the extent of any gain or loss attributable to any cash received by the Trust in connection with such assignment.
     In addition, the Trustee shall require that the Company or such Affiliate making the deposit of the Additional Royalty Interest to the Trust pay the expenses of such assignment and contribute a cash reserve equal to the value of the cash reserve, if any, existing on the date such Additional Conveyance is effective multiplied by a fraction whose numerator is the additional number of Units to be issued and whose denominator is the sum of (a) the number of Units outstanding immediately preceding such deposit of the Additional Royalty Interest and (b) the number of Units then to be issued. The Trustee shall invest the cash, if any, deposited with respect to such cash reserve as provided in Section 6.07 hereof in investments maturing on the next succeeding Quarterly
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Record Date, and there shall be included in the Quarterly Income Amount distributed to Unit Holders of record on the Quarterly Record Date which occurs during the month in which such Additional Conveyance is effective an amount equal to the sum of (a) the amount so deposited and (b) the interest earned on such amount from the time it is invested to such Quarterly Record Date.
     Upon acceptance thereof by the Trustee on behalf of the Trust, the Additional Royalty Interest shall constitute a part of the Trust Estate and, to the extent permitted by law, shall be treated by the Trustee, together with the Initial Royalty Interest and all other Additional Royalty Interests previously assigned to the Trust, as constituting one Royalty Interest held for the benefit of all Unit Holders.
     Notwithstanding any other provision of this Agreement, with respect to any Additional Royalty Interest to be conveyed to the Trust prior to the date upon which the requirements of clauses (i), (ii), (iii) and (iv) of Section 1.20 have been satisfied (the “Restriction Date”), the Trustee shall not be required to accept such Additional Royalty Interest on behalf of the Trust unless each Person who is to be issued Units in connection with such conveyance delivers to the Trustee a written instrument evidencing the agreement of such Person:
(i)	to furnish to the Trustee, from time to time and within five days of its receipt of a written request from the Trustee, complete and correct information in a form and
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manner reasonably acceptable to the Trustee as to whether such Person is a benefit plan investor (within the meaning of Department of Labor regulation section 2510.3-101(f)(2)) and, if such Person is a benefit plan investor, information as to (a) the identity of the employee benefit plan or plans established or maintained in connection with, or owning an interest in, such benefit plan investor if such benefit plan investor is not a “collective investment fund maintained by a bank” within the meaning of Department of Labor Prohibited Transaction Exemption 80-51 (a “Fund”) nor an insurance company pooled separate account within the meaning of Department of Labor Prohibited Transaction Exemption 78-19 (an “Account”), (b) the identity of the employee benefit plan or plans owning an interest in excess of five percent (with all such plans maintained by the same employer or employee organization treated as a single plan for purposes of this determination) of all of the assets in such benefit plan investor if such benefit plan investor is a Fund or an Account, and (c) the identity of the sponsor of the plan or plans described in subclauses (a) or (b) above, and (d) information as to whether any Person designated by the Trustee as a Person with whom the Trust proposes to engage in a transaction is a “party in interest” (within the meaning
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of Section 3(14) of ERISA) or a “disqualified person” (within the meaning of Section 4975(e)(2) of the Code), (collectively referred to as a “party in interest”), as to such benefit plan investor (including without limitation, each Plan owning a five percent interest in a Fund or Account),

(ii)	that the Trustee shall be authorized to disclose any information described in clause (i) above which is provided by such Person to the Trustee and which may be necessary, in the sole opinion of the Trustee, in order for the Trustee to perform its duties under this Agreement,

(iii)	to comply in all respects with the recordkeeping and examination requirements of Section III of (a) Department of Labor Prohibited Transaction Exemption 80-51 if such Person is a benefit plan investor which is a Fund, or (b) Department of Labor Prohibited Transaction Exemption 78-19 if such Person is a benefit plan investor which is an Account, and

(iv)	that such Person will not directly or indirectly transfer any of the Units to be issued to such Person prior to the Restriction Date unless the transferee of such Units delivers to the Trustee a written instrument evidencing its agreement with respect to the matters described in clauses (i), (ii) and (iii) above and this
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clause (iv) as if such transferee had received a direct issuance of Units from the Trust in connection with the conveyance of such Additional Royalty Interest.
     Section 2.05. — Certificate of Trust. The Trustee shall cause to be filed a certificate of trust in the office of the Secretary of State of Delaware in compliance with Section 3810 of the Delaware Trust Act.
     In the event that the Trustee becomes aware that any statement contained or any matter described in the certificate of trust has changed making the certificate false in any material respect, the Trustee shall promptly file a certificate of amendment in the office of the Secretary of State of Delaware in compliance with Section 3810 of the Delaware Trust Act. Upon the termination of the Trust pursuant to Section 9.01 of this Agreement, the Trustee shall file a certificate of cancellation in the office of the Secretary of State of Delaware in compliance with Section 3810 of the Delaware Trust Act.
     Section 2.06. — Acceptance by Trustee. The Trustee, by joining in the execution of this Agreement, accepts the Trust herein created and provided for and accepts all of the rights, powers, privileges, duties and responsibilities of the Trustee hereunder and agrees to exercise and perform the same in accordance with the terms and provisions contained herein.
     Section 2.07. — Registration of the Units. In connection with the contemplated registration of the Units under the
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Securities Act of 1933, as amended, if required by the Securities and Exchange Commission, the Company, or its designee, is hereby granted full power and authority to sign on behalf of the Trust such registration statements and any amendments, including post-effective amendments and any other related documents relating to the Units as may be necessary to effect or to continue in effect such registration.
ARTICLE III
Creation of Units and Certificates
     Section 3.01 — Creation of Units. The entire Beneficial Interest shall initially be divided into 21,400,000 Units.
     If at any time there is assigned to the Trust an Additional Royalty Interest pursuant to Section 2.04 hereof, the Beneficial Interest shall thereafter be considered to be divided into a number of Units equal to the sum of the number of Units existing prior to such assignment and the number of Units created upon such assignment pursuant to Section 2.04 hereof, and upon the acceptance of such assignment, the Trustee shall cause to be issued in accordance with Section 2.04 hereof new Certificates representing the number of Units created upon such assignment.
     Section 3.02 — Certificates as Evidence of Ownership of Units. The ownership of the Units shall be evidenced by Certificates in substantially the form set forth in Exhibit B attached hereto. Except as otherwise provided in Sections 2.04 and 3.08
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hereof and notwithstanding anything else stated herein, the Trustee may for all purposes set forth in this Agreement, including, without limitation, the making of distributions and voting, treat the holder of any Certificate as shown by the records of the Trustee maintained pursuant to Section 3.06 hereof as the owner of the Units evidenced thereby.
     Section 3.03. — Rights of Unit Holders. Except as otherwise specifically provided herein, the Unit Holders shall own pro rata the Beneficial Interest and shall be entitled to participate pro rata in the rights and benefits of Unit Holders under this Agreement. A Unit Holder by assignment or otherwise shall take and hold the same subject to all the terms and provisions of this Agreement and the Conveyance, which shall be binding upon and inure to the benefit of the successors, assigns, legatees, heirs and personal representatives of the Unit Holder. By an assignment or transfer of one or more Units, the assignor thereby shall, effective as of the close of business on the date of transfer and with respect to such assigned or transferred Unit or Units, part with, except as provided in Sections 3.06 and 4.02 hereof in the case of a transfer after a Quarterly Record Date and prior to the corresponding Distribution Date, (a) all of his Beneficial Interest attributable thereto, (b) all of his rights in, to and under such Unit or Units and (c) all interests, rights and benefits under this Agreement of a Unit Holder that are attributable to such Unit or Units as against all other Unit Holders, the Trust
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and the Trustee.
     Section 3.04. — Character of Rights. The sole interest of each Unit Holder shall be his pro rata portion of the Beneficial Interest and the obligations of the Trust expressly created under this Agreement with respect to the Beneficial Interest. Such interest of a Unit Holder is and shall be construed for all purposes (except for tax purposes) to be intangible personal property, and no Unit Holder as such shall have any legal title in or to any real property interest that is a part of the Trust Estate including, without limiting the foregoing, the Royalty Interest or any part thereof. No Unit Holder shall have the right to seek or secure any partition or distribution of the Royalty Interest or any other asset of the Trust Estate or any accounting during the term of the Trust or during the period of liquidation and winding up under Section 9.02 hereof.
     Section 3.05. — Form, Execution and Dating of Certificates. The Certificates may contain such changes of form, but not substance, as the Trustee, from time to time in its discretion, may deem necessary or desirable. In addition, the Certificates shall contain such changes (not inconsistent with the provisions of this Agreement) as from time to time may be required to comply with any rule or regulation of any stock exchange on which the Units are listed. Each Certificate shall be dated the date of its issuance. Each Certificate shall be signed on behalf of the Trust by a duly authorized signatory of the Trustee (which signature may be a
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facsimile to the extent permitted by law or regulations of any stock exchange on which the Units are listed) and may be sealed with the seal of the Trustee or a facsimile thereof.
     Pending the preparation of definitive Certificates, the Trustee shall execute, and the Transfer Agent and Registrar (as provided in Section 3.06 hereof) shall record, countersign and register, temporary Certificates, as directed in an Officer’s Certificate of SOC. Temporary Certificates may contain such references to any provisions of this Agreement as may be appropriate. Every temporary Certificate shall be executed by the Trustee and recorded, countersigned and registered upon the same conditions and in substantially the same manner, and with like effect, as the definitive Certificates.
     As promptly as practicable, the Trustee shall execute and furnish definitive Certificates and thereupon temporary Certificates may be surrendered in exchange therefor without charge to the Unit Holders at the principal corporate trust office of The Bank of New York at which Certificates may be presented for a transfer pursuant to Section 3.06 hereof, and the Transfer Agent and Registrar shall record, countersign and register in exchange for such temporary Certificates a like aggregate amount of definitive Certificates. Until so exchanged, the temporary Certificates shall be entitled to the same benefits under this Agreement as definitive Certificates.
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     Section 3.06 — Registration and Transfer of Units. With respect to the issuance of the initial Certificates representing ownership of the Units (including Certificates issued pursuant to Section 2.04 hereof) and upon subsequent transfer of such Certificates in accordance with the provisions of this Section 3.06, the Trustee shall maintain records that reflect the name and address of the holder of each Certificate, the number of Units represented by each Certificate, the date of issuance and/or transfer of each Certificate, the name of each transferee of a Certificate and any other such information as the Trustee shall deem necessary or advisable.
     Until the Units have been registered under the Securities Act of 1933, as amended (the “Act”), and qualified under the securities laws of the various states in which qualification is required, the Units may not be transferred except pursuant to the provisions of Rule 144 or, if adopted, Rule 144A under the Act or another exemption from registration under the Act, provided that prior to any such proposed transfer (other than a transfer to an affiliated company), the holder of the Trust Units to be transferred shall give written notice to the Company and the Trustee of such holder’s intention to effect such transfer, which notice shall be accompanied by an unqualified written opinion of legal counsel, which counsel (who the Company and the Trustee acknowledge may be counsel in the employ of the transferring Unit Holder) and opinion (in form, scope and substance) shall be reasonably
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satisfactory to the Company and the Trustee, to the effect that the proposed transfer of such Trust Units may be effected without registration under the Act and applicable state securities laws. Further, until the requirements of clauses (i), (ii), (iii) and (iv) of Section 1.20 have been satisfied (and for purposes of this agreement, such requirements shall be deemed to be satisfied simultaneously with the delivery of the opinion required by clause (iv) of Section 1.20), the Units may not be transferred unless the Trustee shall have received a written instrument from the proposed transferee evidencing its agreement with respect to the matters described in clauses (i), (ii), (iii) and (iv) of the last paragraph of Section 2.04 hereof (applied without regard to whether the Units were originally acquired in connection with an Additional Conveyance or the Initial Conveyance). Except as set forth in the preceding sentences of this paragraph and as set forth in Section 2.04 hereof, all Units shall be freely transferable, but (except as otherwise provided in Section 6.12 hereof) no transfer of any Unit shall be effective as against the Trustee prior to entry on the records of the Trustee upon the surrender of the Certificate or Certificates evidencing ownership of such Unit or Units (or upon compliance with the provisions of Section 3.07 hereof) and compliance with such reasonable regulations and requirements, including but not limited to such instruments of transfer, including signature guarantees of a broker or bank located, or having a correspondent located, within New York City,
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as the Trustee may prescribe. Certificates shall be presented for transfer at the principal corporate trust office of The Bank of New York or at such office or agency of the Trustee as the Trustee shall maintain (and hereby agrees to maintain) in the Borough of Manhattan, in the event the Units are listed on any stock exchange.
     The Trustee hereby appoints The Bank of New York as Transfer Agent and Registrar for the registration of transfer of Units. The Trustee may in its sole discretion remove The Bank of New York as Transfer Agent and Registrar and appoint such one or more other Transfer Agents and Registrars as it deems appropriate.
     No service charge will be made by the Trustee to the transferor or transferee of a Certificate for any transfer of a Unit evidenced by the transferred Certificate, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation to such transfer. Until any such transfer, the Trustee may treat the holder of any Certificate as shown by its records as the owner of the Units evidenced thereby and shall not be charged with notice of any claim or demand respecting such Certificate or the interest represented thereby by any other party. Any such transfer of a Unit as evidenced by a transfer of a Certificate shall, as to the Trustee, transfer to the transferee of the Certificate as of the close of business on the date of transfer all of the undivided right, title and interest of the transferor in and to the Beneficial Interest,
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provided that, as to the Trustee, a transfer of a Certificate after any Quarterly Record Date shall not transfer to the transferee of such Certificate the right of the transferor of the Certificate to any sum payable to the transferor as the holder of record of the Certificate on such Quarterly Record Date. However, nothing stated herein shall affect the right of the Trustee to act in accordance with Sections 3.07 and 6.12 hereof.
     Notwithstanding the foregoing, in the event that the Trust receives an amount which will comprise, in whole or in part, a Quarterly Income Amount on a day other than a Quarterly Record Date, the Trustee may notify Unit Holders of the fact of such receipt by any means, including a press release, which the Trustee deems appropriate in the circumstances.
     As to matters affecting the title, ownership, warranty or transfer of Certificates, Article 8 of the Uniform Commercial Code, the Uniform Act for Simplification of Fiduciary Security Transfers and other statutes and rules with respect to the transfer of securities, each as adopted and then in force in the State of Delaware, shall govern and apply. The death of any Unit Holder shall not entitle such Unit Holder’s transferee to an accounting or valuation for any purpose, but as to the Trustee, the transferee of a deceased Unit Holder shall succeed to all rights of the deceased Unit Holder under this Agreement upon proper proof of title satisfactory to the Trustee.
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     Upon the Trustee’s receipt of written notice of the death of a Unit Holder, the Trustee may refuse to effect the transfer of any Units held by such deceased Unit Holder until it has received satisfactory evidence of compliance with all tax, probate and other requirements of applicable law.
     Section 3.07 — Mutilated, Destroyed, Lost or Stolen Certificates. In the event that any Certificate is mutilated, destroyed, lost or stolen, the Trustee shall, if the conditions in this section are met and the Trustee has not received notice that such Certificate has been acquired by a bona fide holder, issue to the holder of such Certificate as shown by the records of the Trustee a new Certificate in exchange and substitution for the mutilated Certificate or in lieu of and substitution for the Certificate so destroyed, lost or stolen. In every case, the applicant for a substituted Certificate shall furnish to the Trust and the Trustee such security or indemnity as the Trustee may reasonably require to save the Trust and the Trustee harmless and, in every case of destruction, loss or theft, the applicant shall also furnish to the Trustee evidence to the Trustee’s reasonable satisfaction of the destruction, loss or theft of such Certificate. Upon the issuance of any substituted Certificate, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses incurred in connection therewith.
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     Section 3.08 — Protection of Trustee. The Trustee shall be protected in acting upon any notice, stock power, Royalty Statement, Officer’s Certificate, opinion of counsel, report of certified public accountant, any petroleum engineer or auditor or other expert, credential, certificate, instrument of assignment or transfer or other document or instrument reasonably believed by the Trustee to be genuine and correct and to be signed or sent by the proper party or parties. The Trustee is specifically authorized to rely upon the application of Article 8 of the Uniform Commercial Code, the Uniform Act for Simplification of Fiduciary Security Transfers and other statutes and rules with respect to the transfer of securities, each as adopted and then in force in the State of Delaware, as to all matters affecting title, ownership, warranty or transfer of Certificates and the Units represented thereby, without any personal liability for such reliance, and the indemnity granted pursuant to Section 7.02(a) hereof shall specifically extend to any matters arising as a result thereof.
     Section 3.09 — Transfer Agent and Registrar. Any references in this ARTICLE III to the rights and duties of the Trustee with respect to the transfer or registration of Certificates shall also be deemed to be references to the Transfer Agent and Registrar acting hereunder.
     Section 3.10 — Limitation of Personal Liability of Unit Holders. Unit Holders shall, to the full extent permitted by Section 3803 of the Delaware Trust Act, be entitled to the same
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limitation of personal liability extended to stockholders of private corporations for profit under the laws of the State of Delaware.
ARTICLE IV
Accounting and Distribution
     Section 4.01 — Fiscal Year and Accounting Method. Except as otherwise required pursuant to Section 4.03 hereof, the fiscal year of the Trust shall be the calendar year. The Trustee shall maintain the books of the Trust on a cash basis, in accordance with generally accepted accounting practices, except to the extent that such books must be kept on any other basis pursuant to applicable law.
     Section 4.02 — Distributions. On the fifth day after the Trustee’s receipt in same day finally collected funds of amounts to be received on a Quarterly Record Date for each Quarter in each year during the term of the Trust or if such day is not a Business Day on the next succeeding Business Day, the Trustee shall distribute the Quarterly Income Amount for the Quarter to which such Quarterly Record Date relates to the Unit Holders of record on such Quarterly Record Date (except those Unit Holders which, pursuant to Section 2.04 hereof, are not treated as Unit Holders of record entitled to distributions with respect to the Quarterly Income Amount for such Quarterly Record Date) in proportion to the Units owned by each such Unit Holder; provided that during any
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period prior to the Opinion Date which is not an Insignificant Investor Period, the Trustee shall distribute such Quarterly Income Amount (including amounts referred to in the last sentence of this Section 4.02) on or as soon as practicable following the Quarterly Record Date and such amounts shall be held uninvested in a non-interest bearing account. Payment of each Unit Holder’s pro rata portion of the Quarterly Income Amount shall be made by check or draft mailed to each of the Unit Holders. Notwithstanding the foregoing, payments of $100,000 or more shall be made to any Unit Holder who enters into an agreement with the Trustee providing for such payments by wire transfer in immediately available funds to an account of such Unit Holder as specified in the agreement. The Trustee shall, upon the request of any such Unit Holder, enter into such an agreement unless such agreement adversely affects The Bank of New York’s own rights, duties or immunities under this Agreement or otherwise, in which case the Trustee may, but shall not be obligated to, enter into such an agreement. Except as otherwise provided in any such agreement, if, pursuant to the last sentence of the first paragraph of Section 1.24, the Trustee treats amounts received after a Quarterly Record Date as if they were received on such Quarterly Record Date, the distributions of such amounts shall be made on the fifth day after the date of receipt thereof by the Trust in finally collected same day funds or if such day is not a Business Day, on the next succeeding Business Day.
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     Section 4.03 — Income Tax Withholdings and Reporting. For federal and Alaska state income tax purposes, the Trustee shall effect such withholdings and file such returns and statements as in its judgment are required to comply with applicable provisions of the Code and the regulations thereunder and any Alaska state income tax laws and regulations thereunder.
     Section 4.04 — Reports to Unit Holders. As promptly as practicable following the end of each calendar year of the Trust, but no later than 90 days following the end of each calendar year, the Trustee shall mail to each Person who was a Unit Holder of record at any time during such calendar year a report containing sufficient information to enable Unit Holders to make all calculations necessary for federal and Alaska tax purposes, including the calculation of any depletion deduction which may be available to them for such calendar year.
     As promptly as practicable following the end of each Quarter during the term of the Trust, but no later than 60 days following the end of each such Quarter, the Trustee shall mail to each Person who was a Unit Holder of record on the Quarterly Record Date immediately preceding the distribution of such report a report showing in reasonable detail on a cash basis the assets and liabilities, receipts and disbursements and income and expenses of the Trust and the Royalty Production (as that term is defined in the overriding Royalty Conveyance) for such Quarter.
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     Within 90 days following the end of each calendar year (or at such earlier time as may be required by any stock exchange on which the Units are listed), the Trustee shall mail to each Person who was a Unit Holder of record on the Quarterly Record Date immediately preceding the distribution of such report an annual report containing (a) financial statements audited by a nationally recognized firm of independent public accountants retained by the Trust for such purposes, (b) a certification by such firm stating whether or not all fees and expenses paid by the Trust to the Trustee from the beginning of such calendar year through the first Quarterly Record Date in the next following year were calculated and paid in accordance with this Agreement and setting forth any exceptions as may be noted by such firm, (c) such information as the Trustee deems appropriate from a letter of the Independent Accountants (as such term is defined in the Overriding Royalty Conveyance) which has been provided to the Trustee stating whether or not, based on procedures set forth in detail in such letter (i) the Company has complied in all material respects with the terms and provisions of the Overriding Royalty Conveyance, Article Three and Article Four, Sections 4.1 to 4.7 inclusive, and comparable provisions of any Additional Conveyance, and (ii) the amounts payable to the Trust in respect of the Royalty Interest have been accurately computed, and setting forth any exceptions to the foregoing matters as may be noted by such firm (d) a letter of the Independent Petroleum Engineers (as such term is defined in
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the Overriding Royalty Conveyance) setting forth a summary of such firm’s determinations regarding the Company’s methods, procedures and estimates referred to in Section 4.8(d) of the Overriding Royalty Conveyance (and similar provisions of any Additional Conveyance) and (e) copies of the latest annual report or reports, if any, with respect to the Units filed with the Securities and Exchange Commission or, if no such report is filed, a summary of the information furnished to the Trustee pursuant to Section 4.8(c) of the Overriding Royalty Conveyance (and similar provisions of any Additional Conveyance). The Trust shall engage annually a nationally recognized firm of independent public accountants, a firm of Independent Accountants (which may be the same firm as the nationally recognized firm of independent public accountants) and a firm of Independent Petroleum Engineers in order to furnish such services as are required to permit the Trustee to perform its obligations under this Section 4.04.
     The Trustee shall mail to Unit Holders any other reports or statements, financial or otherwise, required to be provided to Unit Holders by law or governmental regulation or the requirements of any stock exchange on which the Units are listed.
     Section 4.05 — Information to be Supplied by the Company. The Company shall provide to the Trustee on a timely basis upon request such information not known or otherwise available to the Trustee concerning the Royalty Interest (including information with respect to the properties burdened by the Royalty
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Interest) as shall be necessary to permit the Trustee to comply with respect to the Trust with the reporting obligations of the Trust pursuant to the Securities Exchange Act of 1934, as amended, the requirements of any stock exchange on which the Units are listed and this Agreement and for any other reasonable purpose of the Trust.
     The Company hereby agrees to indemnify The Bank of New York, the Trustee and the Trust, against any loss, liability, damage and expense (including reasonable attorneys’ fees) incurred by The Bank of New York, the Trustee or the Trust as a result of or arising out of any of the information provided to the Trustee by the Company pursuant to this Section 4.05 being untimely, incorrect, misleading or untrue in any material respect.
     Section 4.06 — Information to be Provided to the Company. To the extent the Company is required to file any report with respect to the Trust with any stock exchange on which the Units are listed or any governmental authority, the Trustee will provide to the Company on a timely basis upon the Company’s request such information with respect to the Trust and the Trustee that is not within the knowledge of the Company and that is necessary to the Company’s ability to make such filing or such report. The Company shall be indemnified by the Trustee (which shall in turn be indemnified to the extent provided pursuant to Section 7.02(a) hereof) against any loss, liability, damage and expense (including reasonable attorneys’ fees) incurred by the Company as a result of
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or arising out of any of the information provided to the Company by the Trustee pursuant to this Section 4.06 being untimely or incorrect or untrue in any material respect. Any indemnification by the Trustee of the Company pursuant to this Section 4.06, except for indemnification which relates to any such information concerning The Bank of New York, shall be limited to amounts actually received by the Trustee for such purposes from the Trust Estate.
ARTICLE V
Meetings of Unit Holders
     Section 5.01 — Purpose of Meetings. A meeting of the Unit Holders may be called at any time and from time to time pursuant to the provisions of this ARTICLE V to act with respect to any matter regarding which the Unit Holders are authorized to act by the express terms of this Agreement.
     Section-5.02 — Call and Notice of Meetings. Any such meeting of the Unit Holders may be called by the Trustee in its discretion and will be called by the Trustee (i) as soon as practicable after receipt of a written request by the Company or (ii) as soon as practicable after receipt of a written request that sets forth in reasonable detail the action proposed to be taken at such meeting and is signed by unit Holders owning not less than 25 percent of the then outstanding units or (iii) as may be required by applicable law or regulations of any stock exchange on which the Units
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are listed. Except as may be otherwise required by applicable law or by any stock exchange on which the Units are listed, written notice signed by the Trustee (which signature may be a facsimile) of every meeting of the Unit Holders setting forth the time and place of such meeting and in general terms the matters proposed to be acted upon at such meeting shall be given in person or by mail not more than 60 nor fewer than 10 days before such meeting is to be held to all Unit Holders of record on a date (“Voting Record Date”) selected by the Trustee, which Voting Record Date shall not be more than 60 days before the date of such meeting. If such notice is given to any Unit Holder by mail, it shall be directed to him at his last address as shown by the records of the Trustee and shall be deemed to have been duly given when so addressed and deposited in the United States mail, postage prepaid. No matter other than that stated in the notice shall be acted upon at any meeting. All such meetings shall be held at such time and place in the Borough of Manhattan, The City of New York, as the notice of any such meeting may designate.
     Section 5.03 — Voting. Only a Person who was a Unit Holder on the Voting Record Date (“Record Date Unit Holder”) shall be entitled to be present, speak or vote at any such meeting. A person appointed by an instrument in writing as a proxy for such Record Date Unit Holder shall be entitled at such meeting to exercise all rights exercisable by such Record Date Unit Holder as if such Record Date Unit Holder attended such meeting and exer-
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cised such rights in person. In addition, any representative of the Company and the Trustee shall be entitled to be present, speak and generally to participate in any such meeting. All references in this Agreement to Record Date Unit Holders shall mean either such Record Date Unit Holder or his duly appointed proxy.
     At any such meeting, the presence in person or by proxy of Record Date Unit Holders holding Certificates representing a majority of the Units outstanding on the Voting Record Date shall constitute a quorum and, unless otherwise provided in this Agreement, any matter shall be deemed to have been approved if it is approved by the Vote of Record Date Unit Holders holding Certificates representing a majority of the Units represented at the meeting. Each Record Date Unit Holder shall be entitled to one vote for each Unit represented by the Certificate or Certificates held by him. The Trustee, subject to all applicable laws, may solicit from and vote proxies of Unit Holders entitled to vote at any meeting thereof.
     Section 5.04 — Conduct of Meetings. The Trustee may make such reasonable regulations as it may deem advisable governing the conduct of any such meeting including, without limitation, provisions governing the appointment of proxies, the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidences of the right to vote, the preparation and use at the meeting of a list of the Persons
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entitled to vote at the meeting and the appointment of a chairman and secretary of the meeting.
     Section 5.05. Voting of Units Held by Company, SOC and Their Respective Affiliates. SOC and the Company agree that, at any meeting of Unit Holders, they will vote or cause to be voted any Units held of record or beneficially by the Company, SOC or any Affiliate of either of them in the same proportion as the Units voted by other Unit Holders voting at such meeting.
ARTICLE VI
Administration of Trust and Powers of Trustee
     Section 6.01 — General Authority. Subject to the limitations set forth in this Agreement, the Trustee is authorized to and shall take such actions as in its judgment are necessary, desirable or advisable to achieve the purposes of the Trust, including the appointment of an ancillary trustee or trustees under this Agreement, the solicitation and voting of proxies at meetings of Unit Holders, the taking of appropriate action to enforce the terms of the Conveyances and the Support Agreement (including the institution of any actions or proceedings at law or in equity necessary to the foregoing) and the authority to agree to modifications of the terms of the Conveyances or the Support Agreement or to settle disputes with respect thereto, so long as (i) the Trustee shall have received an unqualified written opinion of counsel to the Trust to the effect that such modification or
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settlement will not adversely affect the classification of the Trust as a “grantor trust” for federal income tax purposes or cause the income from the Trust to be treated as unrelated business taxable income for federal income tax purposes, and (ii) such modifications or settlements do not alter the nature of or the amount or time of receipt of payments under the Royalty Interest. The Trustee shall not be (i) obligated or permitted to make any investment or operating decision or otherwise physically inspect the properties burdened by the Royalty Interest or (ii) obligated to prevent drainage or any other event or state of facts which damages or diminishes the value of the Royalty Interest. The Trustee is authorized to execute the Trust Conveyance and the Support Agreement on behalf of the Trust. The Trustee is authorized to and shall take such actions as in its judgment are necessary or advisable to give such approvals as may be appropriate under the Conveyance, and to make such requests as in its judgment are necessary or advisable under Section 4.8 of the Overriding Royalty Conveyance or any comparable provision of any Additional Conveyance, in order to preserve and protect the Trust Estate and to discharge its other duties hereunder.
     The Company and the Trustee are hereby authorized to make and shall be responsible for all filings on behalf of the Trust with the Securities and Exchange Commission required by the Exchange Act and with the Securities and Exchange Commission or such other
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governmental authorities required by applicable law or regulation with respect to the Units as may be specified from time to time in an Officer’s Certificate delivered to the Trustee. It is the expectation of the Company that the Units may, in the future, be listed on the New York Stock Exchange or another stock exchange. In this regard, the Company will advise the Trustee of any actions that the Trustee should take in connection with effectuating such listing and, unless the Trustee shall determine that such actions are not in the best interest of the Trust, the Trustee shall take such actions. If listing is accomplished, the Trustee will take all actions necessary to maintain such listing including compliance with the rules of the stock exchange and the filing of any reports required by the stock exchange; provided, however, that if at any time the Company shall have informed the Trustee in writing that, in the opinion of the Company, such listing is not in the best interest of the Unit Holders or the interests of the Unit Holders would be better served by listing the Units on another stock exchange as specified by the Company, then the Trustee shall as soon as practicable call a meeting of Unit Holders in accordance with the provision of ARTICLE V hereof and submit to a vote of Unit Holders at such meeting a proposal to delist the Units, or to delist the Units and list the Units on another stock exchange as specified by the Company; if such proposal is a approved at such meeting by the affirmative vote of the Record Date Unit Holders
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holding Certificates representing a majority of the Units represented at such meeting in accordance with ARTICLE V, the Company will seek to accomplish the delisting, or the delisting and listing on such other stock exchange, without the involvement of the Trustee, but if the Company determines that action by the Trustee is necessary, the Company will instruct the Trustee regarding what actions the Trustee must take in order to accomplish such delisting, or delisting and listing on such other stock exchange; in such event the Trustee shall take such action, if any, as shall be specified by the Company in order to accomplish the delisting of the Units from their then current stock exchange or such delisting and listing of the Units on such other stock exchange. The Company agrees to consider, on a periodic basis, whether or not such listing is in the best interest of the Unit Holders and whether the interests of the Unit Holders would be better served by listing the Units on another stock exchange, and the Company agrees that if it should reach either conclusion it will furnish appropriate notice in writing to the Trustee.
     The Trustee may not dispose of all or any portion of the Royalty Interest except as provided in Sections 6.O2, 6.06 or 9.02 hereof.
     Section 6.02 — Limited Power to Dispose of Royalty Interest and Other Trust Interests. (a) The Trustee shall not sell or otherwise dispose of all or any part of the Trust Estate, in-
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cluding all or any part of the Royalty Interest, or any interest therein, except that
     (i) the Trustee shall make cash distributions to Unit Holders and pay the liabilities of the Trust as provided herein,
     (ii) the Trustee shall sell or otherwise dispose of all or a part of the Royalty Interest or an interest therein if, prior thereto, such sale or other disposition and all material terms and conditions thereof (including, if practicable, the record date for determining Unit Holders of record entitled to receive any cash to be distributed as a result of such sale) are approved by the affirmative vote of the Record Date Unit Holders holding Certificates representing 70% of the Units outstanding on the Voting Record Date if such sale is to be effected on or prior to December 31, 2010, or 60% of the Units outstanding on the Voting Record Date if such sale is to be effected thereafter, in each case at a meeting duly called and held in accordance with the provisions of ARTICLE V hereof (provided that if the terms or conditions of such sale or other disposition adversely affect The Bank of New York’s own rights, duties or immunities under this Agreement or otherwise, the Trustee may in its discretion, but shall not be obligated to, effect such sale or other disposition); provided, however, that if such sale is effected in order to provide for the payment of specific liabilities of the Trust then due and involves a part, but not all or substantially all, of the Trust Estate, such sale shall be approved by the affirmative vote of the Record
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Date Unit Holders holding Certificates representing a majority of the Units outstanding on the Voting Record Date for such meeting,
     (iii) the Trustee shall mortgage, pledge, grant security interests in or otherwise encumber the Trust Estate, or a portion thereof, if required pursuant to Section 6.06 or 6.12 hereof,
     (iv) the Trustee shall dispose of the Trust Estate if required pursuant to Section 9.02 hereof,
     (v) the Trustee shall sell for cash the Trust Estate, or a portion thereof, if and to the extent that
     (1) the Trustee is unable to effect a borrowing by the Trust, as specified in sections 6.06 or Section 6.12 hereof,
     (2) the Trustee determines that it is not practicable to submit such sale and all material terms and conditions thereof to a vote of the Unit Holders pursuant to clause (ii) of this paragraph (a) above,
     (3) such sale is effected in order to provide for the payment of specific liabilities of the Trust then due, and the cash on hand is insufficient to discharge such liabilities,
     (4) the Trustee determines that the failure to pay such liabilities at such time will be contrary to the best interest of the Unit Holders and that such sale is necessary to provide for the payment of such liabilities,
     (5) the sale is effected at a price which, in the opinion of an investment banking firm, commercial banking firm or other Person qualified to render such opinion and selected by the
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Trustee, is at least equal to the fair market value of the interest sold, and the sale is effected pursuant to terms and conditions which, in the opinion of such investment banking firm, commercial banking firm or other Person, are commercially reasonable when compared to alternatives available to the Trust, and
     (6) the Trustee has received an unqualified written opinion of counsel to the Trust to the effect that such sale will not adversely affect the classification of the Trust as a “grantor trust” for federal income tax purposes or cause the income from the Trust to be treated as unrelated business taxable income for federal income tax purposes; provided, however, that if the Trustee is unable to obtain such opinion the Trustee shall nevertheless effect such sale if the Trustee determines that the failure to effect such sale will be materially detrimental to the Unit Holders considered as a whole.
     (b) The Trustee shall distribute any cash received as a result of any such sale pursuant to clause (ii) of paragraph (a) above, subject to the need to pay any liabilities of the Trust or to establish or increase any cash reserves pursuant to Section 6.07 hereof, or any cash received as a result of a sale pursuant to clause (v) of paragraph (a) which is in excess of the amount needed to discharge liabilities of the Trust then due, to Unit Holders of record as specified in connection with the Unit Holder vote or, if there is no Unit Holder vote or no record date for determining Unit Holders of record entitled to receive any cash to
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be distributed as a result of such sale is so specified, to Unit Holders as part of the Quarterly Income Amount distributed with respect to the first Quarterly Record Date following the date of any such sale (unless such sale occurs on a Quarterly Record Date or within ten days prior to a Quarterly Record Date in which event the distribution may be on such Quarterly Record Date unless the Trustee determines that such an immediate distribution would prevent the Trust from complying with applicable law or any regulation of any stock exchange on which the Units are listed).
     Section 6.03 — No Power to Engage in Business or Make Investments. Notwithstanding any provision of the Delaware Trust Act, the Trustee shall not cause the Trust to engage in any business, commercial or investment activity of any kind whatsoever, except for investment activity permitted in Section 6.07 hereof, and shall not under any circumstances use any portion of the Trust Estate to acquire any oil and gas lease, royalty or other mineral interest or, except as permitted in Sections 6.07 and 6.12, acquire any other asset. The Trustee shall not accept any contribution to the Trust other than the Initial Royalty Interest, any Additional Royalty Interest and any cash required to be deposited pursuant to Section 2.04 hereof; provided that nothing herein shall be construed to prevent the Trust from receiving the benefits of the Conveyance and the Support Agreement.
     Section 6.04 — Payment of Liabilities of Trust. The Trustee is authorized to and shall first apply all money received by it
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(other than amounts contributed under Section 2.04 hereof with respect to any cash reserve) for the payment of all liabilities of the Trust, including but not limited to all expenses, taxes and liabilities incurred of all kinds, compensation to it for its services and reimbursement of its expenses pursuant to Sections 7.03 and 7.04 hereof and compensation to such parties as may be consulted pursuant to Section 7.05 hereof.
     Section 6.05 — Timing of Trust Income and Expenses. The Trustee will use reasonable efforts to cause the Unit Holders to recognize income (including any income from interest earned on investments made in accordance with this Agreement or from any sale of the Royalty Interest, except as may be specified in a vote of Unit Holders in the case of a sale pursuant to clause (ii) of paragraph (a) of Section 6.02 hereof) and expenses on Quarterly Record Dates. The Trustee will invoice the Trust for services rendered by the Trustee and, to the extent provided in Section 7.04 hereof, reimbursement of expenses incurred by the Trustee relating to the Trust only on a Quarterly Record Date and shall cause the Trust to pay such invoice only on the Quarterly Record Date on which such invoice is rendered and will use reasonable efforts to cause all Persons to whom the Trust becomes liable to invoice the Trust for such liability on a Quarterly Record Date and to cause the Trust to pay such liability on the Quarterly Record Date on which such liability is invoiced. In connection with the requirements of any stock exchange on which the Units are
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listed, the Trustee will, if required by such stock exchange, use reasonable efforts to determine the Quarterly Income Amount and report such amount to such stock exchange at such time as may be required by such stock exchange; provided that the Trustee shall not be required to calculate any amounts payable pursuant to the Conveyance. Nothing in this Section 6.05 shall be construed as requiring the Trustee to cause payment to be made for Trust liabilities on any date other than on such date as in its sole discretion it shall deem to be in the best interests of the Unit Holders.
     Section 6.06 — Limited Power to Borrow. If at any time the amount of cash on hand (which amount shall not include any amounts which have been reported to a stock exchange on which the Units are listed or otherwise publicly announced as the amount which will be paid to Unit Holders with respect to a Quarterly Record Date and which amounts have not been paid) is not sufficient to pay liabilities of the Trust then due (including any amount payable upon redemption of Units pursuant to Section 6.12 hereof), the Trustee shall borrow from another Person not affiliated with the Trustee, on a secured or unsecured basis, such amounts as are required after use of any available Trust funds to pay such liabilities as have become due; provided that the Trustee shall effect such borrowing only under the following conditions:
     (a) the Trustee shall have determined that it is not practical to pay such liabilities on subsequent Quarterly Record Dates
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out of funds anticipated to be available on such dates and that, in the absence of such borrowing, the Trust Estate is subject to the risk of loss or diminution in value;
     (b) the borrowing is effected pursuant to terms and conditions which, in the opinion of an investment banking firm, commercial banking firm or other Person qualified to render such opinion and selected by the Trustee, are commercially reasonable when compared to alternatives available to the Trust, and
     (c) the Trustee shall have received an unqualified written opinion of counsel to the Trust to the effect that such borrowing will not adversely affect the classification of the Trust as a “grantor trust” for federal income tax purposes or cause the income from the Trust to be treated as unrelated business taxable income for federal income tax purposes; provided, however, that if the Trustee is unable to obtain such opinion the Trustee shall nevertheless effect such borrowing if the Trustee determines that the failure to effect such borrowing will be materially detrimental to the Unit Holders considered as a whole.
     To secure payment of such indebtedness, the Trustee is authorized to mortgage, pledge, grant security interests in or otherwise encumber (and to include as a part thereof any and all terms, powers, remedies, covenants and provisions deemed necessary or advisable in the Trustee’s discretion including, without limitation, the power of sale with or without judicial proceedings) the Trust Estate, or any portion thereof, including the Royalty
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Interest and to carve out and convey production payments. The Trustee is prohibited from borrowing in its capacity as Trustee or on behalf of the Trust except as provided in this Section 6.06 and in Section 6.12(d) hereof. In the event of such borrowings, no further Trust distributions shall be made until the indebtedness created by such borrowings has been paid in full.
     Section 6.07 — Cash Reserves and Cash Held Pending Distribution Date. The Trustee shall establish a cash reserve for the payment of material liabilities of the Trust which may become due, but only under the following conditions: (a) the Trustee shall have determined that it is not practical to pay such liabilities on subsequent Quarterly Record Dates out of funds anticipated to be available on such dates and that, in the absence of such reserve, the Trust Estate is subject to the risk of loss or diminution in value or The Bank of New York is subject to the risk of personal liability for such liabilities and (b) the Trustee shall have received an unqualified written opinion of counsel to the Trust to the effect that the establishment and maintenance of such reserve will not adversely affect the classification of the Trust as a “grantor trust” for federal income tax purposes or cause the income from the Trust to be treated as unrelated business taxable income for federal income tax purposes; provided however, that if the Trustee is unable to obtain such opinion the Trustee shall nevertheless establish such reserve if the Trustee determines that
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the failure to establish such reserve will be materially detrimental to the Unit Holders considered as a whole or will subject The Bank of New York to the risk of personal liability for such liabilities.
     Collected cash balances being held by the Trustee as a reserve for liabilities shall be invested (i) in obligations issued by (or unconditionally guaranteed by) the United States or any agency or instrumentality thereof (provided such obligations are secured by the full faith and credit of the United States) or (ii) if such obligations maturing as required in the last sentence of this paragraph are not available, in repurchase agreements (1) with any bank, having capital, surplus and undivided profits of $100,000,000 or more; (2) which are secured by collateral of the type specified in (i) above which collateral (a) is in the possession of the Trustee either directly or through the Federal Reserve book-entry account of the Trustee individually or a third party acting solely as agent for the Trustee, (b) is not subject to any third party claims, (c) has a market value (determined at the execution date of the relevant repurchase agreement) at least equal to the principal amount invested in the repurchase agreement; and (3) which have a fixed rate of return. Any such obligation or repurchase agreement must mature (x) on the next succeeding Quarterly Record Date or, if the due date of the liability with respect to which the reserve is established is known, on the due date of such liability and (y) must be held to maturity
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unless there is an earlier default. In the event of a default thereon prior to maturity, the Trustee may liquidate such investment and reinvest in another obligation of the type and maturity date specified in this Section 6.07, provided that the rate of return thereon is not in excess of the rate of return specified in the investment so liquidated.
     Collected cash balances being held by the Trustee for distribution at the next Distribution Date shall be invested (i) in obligations issued by (or unconditionally guaranteed by) the United States or any agency or instrumentality thereof (provided such obligations are secured by the full faith and credit of the United States) or (ii) if such obligations with a maturity date on such Distribution Date are not available, in repurchase agreements as described in the immediately preceding paragraph; provided that any such obligation or repurchase agreement must mature on such Distribution Date and must be held to maturity, except as provided in the last sentence of the previous paragraph.
     Except as otherwise provided in Section 4.02 hereof, in the event funds are received by the Trustee at a time that does not allow it sufficient time to invest in obligations or repurchase agreements of the type and maturity specified in this Section 6.07 with interest accruing from the day such funds are received by the Trustee, the Trustee shall, if practicable, invest such funds overnight in a time deposit with a bank having capital, surplus and undivided profits of $100,000,000 or more and shall, on the
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following day, reinvest such funds (and any interest earned thereon) in obligations or repurchase agreements of the type and maturity so specified.
     Notwithstanding the foregoing, prior to the Opinion Date and during any period which is not an Insignificant Investor Period, none of the investments described in this section shall be purchased from The Bank of New York.
     Section 6.08 — Settlement of Claims. The Trustee is authorized to prosecute and defend, and to settle by arbitration or otherwise, any claim of or against the Trustee, the Trust or the Trust Estate, to waive or release rights of any kind and to pay or satisfy any debt, tax or claim upon any evidence by it deemed sufficient, without the joinder or consent of any Unit Holder.
     Section 6.09 — Income and Principal. The Trustee shall not be required to keep separate accounts or records for income and principal or maintain any reserves for depletion of any mineral assets in the Trust Estate. To the extent that such separate accounts or records are kept, the Trustee may allocate the receipts, disbursements and reserves of the Trust between income and principal in the discretion of the Trustee, and the Trustee’s discretion need not accord with the provision of any requirement of applicable law. Regardless of any such characterization, however, the Trustee shall not make any distribution, accumulate any funds or maintain any reserve except as expressly provided in this Agreement.
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     Section 6.10 — Effect of Trustee’s Power on Trust Property. The powers granted the Trustee under this Agreement may be exercised upon such terms as the Trustee deems advisable and may affect Trust properties.
     Section 6.11 — No Requirement of Diversification. The Trustee shall be under no obligation to diversify the Trust’s assets or to dispose of any wasting assets.
     Section 6.12 — Divestiture of Units. If at any time the Trust or the Trustee is made a party in any judicial or administrative proceeding which seeks the cancellation or forfeiture of any property in which the Trust has an interest because of the nationality, or any other status, of any one or more Unit Holders, the following procedures will be applicable:
     (a) The Trustee will promptly give written notice (“Notice”) of the existence of such controversy to each Unit Holder (“Ineligible Holder”) whose nationality or other status is an issue in the proceeding and will mail a copy of such notice to SOC and the Company. The Notice will contain a reasonable summary of such controversy and will constitute a demand to each Ineligible Holder that he dispose of his Units to a party that would not be an Ineligible Holder, within 30 days after the date of the Notice.
     (b) If any Ineligible Holder fails to dispose of his Units as required by the Notice, the Trustee shall have the right to redeem and shall redeem any such Units at any time during the 90
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days after the expiration of the 30-day period specified in the Notice. The redemption price on a per Unit basis will be determined as of the last Business Day (“determination day”) preceding the end of the 30-day period specified in the Notice and will equal the following per Unit amount:
     (1) if the Units are then listed on a stock exchange, the price will equal the closing price of the Units on such stock exchange (or, if the Units are then listed on more than one stock exchange, on the largest such stock exchange in terms of the volume of Units traded thereon during the preceding 12 months, or for the period the Units have been traded on such stock exchange if less than 12 months) on the determination day if any units were sold on such stock exchange on such day or, if not, on the last day preceding the determination day on which any Units were sold on such stock exchange, or
     (2) if the Units are not then listed on any stock exchange but are traded in the over-the-counter market, the price will equal the closing bid price on the determination date as quoted on the National Market System of the National Association of Securities Dealers Automatic Quotation System if the Units are so quoted or, if not, the mean between the closing bid and asked prices for the Units in the over-the-counter market on the determination day, if quotations for such prices on such day are available or, if not, on the last
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day preceding the determination day for which such quotations are available, or
     (3) if the Units are neither listed nor traded in the over-the- counter market, the price shall equal the price which, in the written opinion of a recognized firm of investment bankers selected by the Trustee, is the fair market value of the Units. The Trustee in relying on the opinion of such investment banking firm, shall have full authorization and be entitled to the full protection provided by Section 7.05 hereof. If the Trustee cannot obtain an opinion from an investment banking firm which in the Trustee’s sole discretion is competent to render such opinion, then the Trustee may obtain (and rely on) the opinion of any other advisor or expert which the Trustee in its sole discretion believes to have sufficient competence to render such opinion. Such redemption (or sale) will be accomplished by tender of the above cash price to the Ineligible Holder at his address as shown on the records of the Trustee, either in person or by mail as provided in Section 12.05 hereof, accompanied by notice of cancellation. Concurrently with such tender the Trustee shall cancel or cause to be cancelled all Certificates representing Units then owned by such Ineligible Holder and for which tender has been made. In the event the tender is refused by the Ineligible Holder or if he cannot be located after reasonable efforts to do so, the tendered but
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unclaimed sum shall be held by the Trustee in a non-interest bearing account, uninvested and in trust for the benefit of such Ineligible Holder, until proper claim for same has been made by such holder, but subject to applicable laws concerning unclaimed property.
     (c) During any period prior to the Opinion Date which is not an Insignificant Investor Period, if the redemption provided in paragraph (b) of this Section 6.12, if effected by the Trust, would constitute a non-exempt “prohibited transaction” within the meaning of section 406 of ERISA or section 4975 of the Code, the Units subject to the Trust’s right of redemption shall be purchased by the Company or by another Person eligible to purchase such Units and designated by the Company in a transaction which does not constitute such a non-exempt “prohibited transaction.” Such purchase shall be accomplished by tender of the cash price referred to in paragraph (b) to the Ineligible Holder at his address as shown on the records of the Trustee, either in person or by mail as provided in Section 12.05 hereof, accompanied by notice that the Units will be transferred to the purchaser. In the event the tender is refused by the Ineligible Holder or if he cannot be located after reasonable efforts to do so, the Company shall cause the tendered but unclaimed sum to be placed in a non-interest bearing account, uninvested and in trust for the benefit of such Ineligible Holder, until a
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proper claim for same has been made by such holder, but subject to applicable laws concerning unclaimed property. Upon receipt by the Trustee of notice from the Company or the purchaser that the tender has been refused or that the Ineligible Holder has not been located after reasonable efforts to do so and that the tendered but unclaimed sum has been placed in trust as provided herein, the Trustee shall cause to be transferred to the purchaser the Units purchased and shall issue to the purchaser Certificates representing such Units. Such transfer and issuance shall be effected notwithstanding the fact that the Certificates representing the Units purchased have not been presented to the Trustee for cancellation, and from and after the date of such transfer such Certificates shall only represent the right to receive the funds held in trust for the benefit of such Ineligible Holder.
     (d) The Trustee may cause the Trust to borrow any amount required to redeem Units in accordance with the procedures described in paragraph (b) above, or if the Trustee is unable to effect such borrowing the Trustee may cause the Trust to sell a portion of the Trust Estate for cash in order to obtain funds to effect such redemption; provided that the Trustee shall effect such borrowing only upon the terms and conditions specified in Section 6.06 hereof and shall effect
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such sale only under the conditions specified in Section 6.02 hereof.
     Section 6.13 — Prohibited Transactions. Notwithstanding any power, right, duty or obligation of the Trustee under this Agreement, the Trustee shall not cause or permit the Trust to participate in any transaction which would constitute a non-exempt “prohibited transaction” within the meaning of section 406 of ERISA or section 4975 of the Code. During any period prior to the Opinion Date which is not an Insignificant Investor Period, (a) the Company shall provide to the Trustee on a timely basis any and all information reasonably requested by the Trustee concerning the relationship of the Company and its Affiliates to certain Unit Holders specified by the Trustee and any information listing parties-in-interest furnished by Unit Holders, (b) the Trustee shall review all such information provided by the Company as well as any relevant information the Trustee may receive from a Unit Holder concerning its status as an ERISA-covered entity and the identification of parties-in-interest under ERISA with respect to such Unit Holder, and (c) the Trustee shall make reasonable inquiry of each Person desiring to enter into a transaction with the Trust as to whether such Person is a party-in-interest under ERISA with respect to ERISA-covered Unit Holders.
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ARTICLE VII
Rights and Liabilities of Trustee
     Section 7.01 — General Liability of Trustee. The Trustee is empowered to act in its discretion and shall not be personally or individually liable for any act or omission except in the case of negligence, bad faith or fraud. No action taken or suffered in good faith by the Trustee in reliance upon and in accordance with the written opinion of any counsel or the written advice of any other expert shall in any event constitute negligence, bad faith or fraud within the purview of this Agreement.
     The Trustee shall not be answerable for the negligence of any experts, provided that the Trustee has selected such experts with due care in good faith.
     It is acknowledged that the Trustee has taken the Trust Estate as is and without examination. The Trustee shall have no responsibility for any statements made or omitted in any disclosure documents relating to the Units or the Trust Estate and, except as may be required by law, no duty to verify the accuracy or completeness of the same.
     The Bank of New York and the Trustee will have no duties whatsoever except such duties as are set forth in this Agreement, and no implied covenant or obligation shall be read into this Agreement against the Trustee.
     Section 7.02 — Indemnification of Trustee.
     (a) The Bank of New York and the Trustee (including its
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agents and employees) shall be indemnified by, and receive reimbursement from (i) the Company (1) during any period prior to the Opinion Date which is not an Insignificant Investor Period, (2) whenever the assets of the Trust are insufficient or not permitted by applicable law to provide such indemnity and (3) after the termination of the Trust to the extent that the Trustee did not have actual knowledge, or should not have reasonably known, of a potential claim against the Trustee for which a reserve could have been established and used to satisfy such claim in accordance with Section 9.03 prior to the final distribution of assets of the Trust upon its termination or to the extent any such reserve was insufficient and (ii) the Trust Estate during any other period, against and from any and all liability, expense, claim, damage or loss (including reasonable legal fees and expenses) incurred by it, individually or as Trustee, in the administration of the Trust and the Trust Estate or any part or parts thereof, or in the doing of any act done or performed or omission occurring on account of its being Trustee or any consequence thereof, including without limitation, those resulting from any non-exempt prohibited transaction or its resignation as Trustee, except (1) such liability, expense, claim, damage or loss arising from the Trustee’s negligence, bad faith or fraud and (2) any loss resulting from the Trustee’s expenses (direct or indirect) in acting
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hereunder exceeding the compensation and reimbursement provided for pursuant to Sections 7.03, 7.04 and 7.05 hereof. From and after the Opinion Date and during any Insignificant Investor Period, the Trustee shall have a lien upon the Trust Estate to secure it for such indemnification and reimbursement and for compensation to be paid to it; provided, however, that any such lien on the Royalty Interest shall be deemed released upon a sale or other disposition of the same. Except as provided in Section 3.07 hereof, neither the Trustee nor any agent or employee of the Trustee shall be entitled to any reimbursement or indemnification from any Unit Holder for any liability, expense, claim, damage or loss incurred by the Trustee or any such agent or employee. Notwithstanding the foregoing, the Trustee shall not be entitled to indemnity from the Trust Estate with respect to matters for which it is entitled to indemnity pursuant to paragraph (b) of this Section 7.02.
     (b) The Company will indemnify and hold the Trustee, individually and as Trustee, and the Trust harmless from and against any losses, claims, damages or liabilities to which the Trustee, individually or as Trustee, or the Trust may become subject, under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based
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upon an untrue statement or alleged untrue statement of a material fact contained in any offering circular, private placement memorandum or similar document or the registration statement or any prospectus relating to the registration of the Units under the Securities Act of 1933, as amended, or in any report or other document filed pursuant to the Securities Exchange Act of 1934, as amended, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Trustee, individually and as Trustee, or the Trust for any legal or other expenses reasonably incurred by the Trustee, individually and as Trustee, or the trust in connection with investigating or defending any such action or claim; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the registration statement or any prospectus or such amendment or supplement in reliance upon and in conformity with information furnished to the Company by the Trustee, individually or as Trustee. The foregoing indemnity and hold harmless agreement shall inure to the benefit of all offi-
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cers, directors and controlling persons of the Trustee, individually and as Trustee.
     (c) All indemnifications of The Bank of New York and the Trustee by the Company under this Agreement shall survive the termination of the Trust and the termination of this Agreement. Moreover, any provision in this Agreement that provides for the indemnification of The Bank of New York and the Trustee or that limits the liability of The Bank of New York and the Trustee shall also apply with respect to any Transfer Agent and Registrar.
     Section 7.03 — Compensation. The Trustee shall receive from the Trust Estate compensation for its services as set forth in Exhibit C attached hereto and, to the extent provided in Sections 7.04 and 7.05 hereof, reimbursement of expenses incurred as Trustee of the Trust and as Transfer Agent and Registrar of the Certificates representing the Units. In the event that any Person serving as Trustee is not also serving as Transfer Agent and Registrar, the compensation payable pursuant to Exhibit C shall be allocated among such Persons as the Trustee shall determine.
     Section 7.04 — Other Services and Expenses. Charges for performing any services not contemplated or specifically covered in Exhibit C will be charged to the Trust on the basis of the Trustee’s then prevailing rate for such services; provided, however, that during any period prior to the Opinion Date which is not an Insignificant Investor Period, any services rendered by the
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Trustee in enforcing the terms and conditions of the Conveyance or the Support Agreement shall not be deemed to be services not contemplated or specifically covered in Exhibit C; and provided further that services by the Trustee on behalf of the Trust in connection with the defense of any litigation against the Trust or the Trustee, in connection with any audit of the books and records of the Trust by the Internal Revenue Service, in connection with any investigation by the Securities and Exchange Commission or other governmental bodies involving the Trust and other matters which increase the obligations of the Trustee beyond those contemplated by this Agreement and are not the result of discretionary action on the part of the Trustee shall constitute services not contemplated or specifically covered in Exhibit C.
     The initial organizational costs of the Trust, including the printing of the initial Certificates, the Trustee’s acceptance fee, out of pocket expenses and the fees of legal counsel of the Trustee, will be paid by the Company. During any period prior to the opinion Date which is not an Insignificant Investor Period, the Trustee shall cause the Trust to pay directly out of the Trust Estate all expenses, taxes and liabilities incurred and relating to the Trust, including but not limited to fees and expenses incurred for experts hired pursuant to Section 7.05 hereof; provided, however, that The Bank of New York may incur, and shall be reimbursed out of the Trust Estate for, the actual cost to The Bank of New York of all of its out-of-pocket costs and expenses
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for printing, microfiche, postage, delivery and pick-up, long distance telephone, travel and other similar costs and expenses which are incurred in connection with the performance of its duties as Trustee or Transfer Agent and Registrar. From and after the Opinion Date and during any Insignificant Investor Period, The Bank of New York may incur any out-of-pocket costs and expenses in the discharge of its duties as Trustee or Transfer Agent and Registrar (or may, but shall not be required to, cause the Trust to pay any or all of such expenses directly out of the Trust Estate), including but not limited to fees and expenses incurred for experts hired pursuant to Section 7.05 hereof; provided, however, that The Bank of New York shall be reimbursed out of the Trust Estate at actual cost to The Bank of New York.
     Section 7.05 — Reliance on Experts. The Trustee shall consult with accountants, counsel and petroleum engineers as specifically provided herein and may otherwise consult with counsel (including its own counsel), accountants, geologists, engineers and other parties deemed by the Trustee to be qualified as experts on the matters submitted to them. The Trustee is authorized to rely on the advice of such experts as provided in Section 7.01 hereof and to make payments of all reasonable fees for services or expenses thus incurred out of the Trust Estate.
     Section 7.06 — No Security Required. No bond or other security shall be required of the Trustee.
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     Section 7.07 — Transactions in Multiple Capacities. To the extent permitted by applicable law and except as otherwise provided herein, the Trustee shall not be prohibited in any way in exercising its powers or from dealing with The Bank of New York in any other capacity, fiduciary or otherwise.
ARTICLE VIII
Office of Trustee
     Section 8.01 — Removal of Trustee. The Trustee may be removed as Trustee hereunder, with or without cause, by the affirmative vote at a meeting duly called and held in accordance with the provisions of ARTICLE V hereof of Record Date Unit Holders holding Certificates representing a majority of the Units represented at the meeting. Subsequent to such vote, any Trustee being removed shall have only those duties and obligations such Trustee would have if such Trustee had commenced a resignation as described in Section 8.02 hereof.
     Section 8.02 — Resignation of Trustee. (a) Any Trustee may at any time resign for any reason whatsoever, with or without cause, and without the necessity of any court proceeding. Any such resignation may be commenced by giving notice to the Company. Such notice to the Company shall be promptly confirmed in writing, and shall be followed by the giving of written notice to each of the Unit Holders at such Unit Holder’s last address as shown by the records of the Trust at the time such notice is given by
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first-class mail. Any resigning Trustee shall account to its successor for the administration of the Trust as may be reasonably required by the successor Trustee. Any and all successors to any resigning Trustee shall be fully protected in relying upon such accounting. Any resignation shall be effective upon the appointment of and acceptance of the appointment by a successor Trustee.
     (b) At no time subsequent to any Trustee’s commencement of a resignation (as described above) shall such Trustee have any duties or obligations with respect to any filings under the Securities Act of 1933, as amended, or any successor statute or statutes or the rules and regulations thereunder, and subsequent to the commencement of a resignation, the resigning Trustee shall have only those other duties and obligations expressly set forth herein or contemplated hereby.
     (c) No Trustee commencing a resignation shall have any liability for any consequences, expenses, damages, or effects of any kind whatsoever including, without limitation, any delay in or non-commencement of any SEC registration, in whole or in part, arising out of or relating to its commencing a resignation or in invoking its rights and privileges with respect thereto as set forth above.
     Section 8.03 — Appointment of Successor Trustee. If the Trustee has given notice of its intention to resign, a successor Trustee shall be appointed by the Company; provided, that if the Trustee has been removed by a vote of Unit Holders pursuant to
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Section 8.01 hereof, a successor Trustee may be appointed by the Unit Holders at such meeting. Notice of the appointment of a successor Trustee shall be given by the resigning Trustee within ten days of receipt of notice of such appointment to each Unit Holder as of the date of the appointment of the successor Trustee at each Unit Holder’s last address as shown by the records of the Trustee.
     In the event that a successor Trustee has not been appointed within 60 days after the commencement of a resignation or occurrence of a vacancy, a successor Trustee may be appointed by any state court of Delaware, upon the application of any Unit Holder. In the event any such application is filed, any such court may appoint a temporary successor Trustee at any time after such application is filed with it which shall, pending the final appointment of a successor Trustee, have such powers and duties as the court appointing such temporary successor Trustee shall provide in its order of appointment, consistent with the provisions of this Agreement. In the event such court shall deem it necessary, the court may appoint such temporary successor Trustee or successor Trustee on such terms as to compensation as it shall deem necessary and reasonable notwithstanding any provision herein to the contrary. In no event shall any Trustee which has commenced a resignation as described in preceding Section 8.02 have any duty or obligation to appoint or apply for the appointment of
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any successor Trustee or be eligible to be named as a successor Trustee.
     A Trustee appointed under the provisions of this Section 8.03 shall be a corporation organized and doing business under the laws of the United States, any state thereof or the District of Columbia authorized under such laws to exercise trust powers or a national banking association domiciled in the United States, in either case which has a capital, surplus and undivided profits (as of the end of its last fiscal year prior to its appointment) of at least $50,000,000 and subject to supervision or examination by federal or state authorities. Unless the Trust already has a Trustee that is a resident of or has a principal office in the State of Delaware, then any Trustee appointed under this Section 8.03 shall be such a resident or have such a principal office.
     Section 8.04 — Rights of Successor Trustee. Immediately upon the appointment of any successor Trustee (including a temporary successor Trustee), all rights, titles, duties, powers and authority of the resigning Trustee hereunder shall be vested in and undertaken by the successor Trustee which shall be entitled to receive from the Trustee which it succeeds, in addition to the accounting referred to in Section 8.02 hereof, all of the Trust Estate held by it hereunder and all records and files in connection therewith. No successor Trustee shall be obligated to examine or seek alteration of any accounting of any preceding Trustee, nor shall any successor Trustee be liable personally for failing
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to do so or for any act or omission of any preceding Trustee. The preceding sentence shall not prevent any successor Trustee or anyone else from taking any action otherwise permissible in connection with any such accounting.
     Section 8.05. — Merger or Consolidation of Trustee. Neither a change of name of the Trustee, any merger or consolidation of the Trustee with or into another bank or trust company nor the transfer of its trust operations to a separate corporation shall affect the Trustee’s right, obligation or capacity to act hereunder. Any such successor shall continue as the Trustee hereunder.
     Section 8.06 — Co-Trustee.
     (a) The Co-Trustee has been appointed as trustee and joined as a party hereunder in order to satisfy the requirements of Section 3807 of the Delaware Trust Act. In the event of the resignation or removal of the Co-Trustee, there shall be appointed a successor Co-Trustee hereunder who shall meet the requirements of Section 3807 of the Delaware Trust Act unless at the time of such resignation or removal at least one other Trustee acting hereunder satisfies such requirements. Any successor Co-Trustee shall be appointed in the manner set forth in Section 8.03 hereof.
     (b) Notwithstanding any other term or provision hereof to the contrary, The Bank of New York, in its capacity as Trustee, alone may exercise the rights and powers granted to the Trustee herein and shall be solely charged with the performance of the
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duties herein declared on the part of the Trustee to be had and exercised or to be performed; provided, however, that if The Bank of New York, in its capacity as Trustee, deems it necessary or desirable for the Co-Trustee to act in a particular matter, the Co-Trustee shall have and exercise the rights and powers granted herein and shall be charged with the performance of the duties herein declared on the part of the Trustee to be had and exercised or to be performed, but only in such particular matter, and the foregoing shall not relieve The Bank of New York, in its capacity as Trustee, from any liability or obligation of the Trustee to any Unit Holder.
     (c) The Bank of New York, in its capacity as Trustee, alone may execute and deliver, on behalf of the Trust, any writing, document or instrument which the Trustee is required to execute and deliver, including, without limitation, the Conveyance, the Certificates and any writing, document or instrument of a purely ministerial nature.
ARTICLE IX
Term of Trust and Final Distribution
     Section 9.01. — Termination. The Trust shall terminate upon the first to occur of the following events or times:
(a) on or prior to December 31, 2010, a decision to terminate the Trust by the affirmative vote at a meeting duly called and held in accordance with the provisions of ARTICLE
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V hereof of the Record Date Unit Holders holding Certificates representing 70 percent of the Units outstanding on the Voting Record Date; or
(b) after December 31, 2010 either
     (i) at such time as the sum of the net revenues from the Royalty Interest for two successive years commencing with any year after 2010 are less than $1,000,000 per year, unless the net revenues during such period have been materially and adversely impacted by an event constituting “Force Majeure” as defined below; or
     (ii) a decision to terminate the Trust by the affirmative vote at a meeting duly called and held in accordance with the provisions of ARTICLE V hereof of the Record Date Unit Holders holding Certificates representing 60 percent of the Units outstanding on the Voting Record Date.
     The term “Force Majeure” shall mean, without limitation, the following:
     (i) acts of God; strikes, lockouts or other industrial disturbances; acts of public enemies; orders or restraints of any kind of the government of the United States or of the State of Alaska or any of their departments, agencies, political subdivisions or officials, or any civil or military authority; insurrections; civil disturbances; riots; epidemics; sabotage; war, whether or not declared; landslides; lightning; earthquakes; fires; hurricanes; winds; tornados;
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storms; droughts; floods; arrests; restraint of government and people; explosions; breakage, malfunction or accident to facilities, machinery, transmission pipes or canals; partial or entire failure of utilities; shortages of labor, materials, supplies or transportation; or
     (ii) any other cause, circumstance or event (other than depletion of the petroleum reservoir in which the Trust has an interest) not reasonably within the control of the Company.
     Section 9.02. — Disposition of Assets Upon Termination. Subject to the proviso set forth below, upon termination of the Trust, the Trustee shall sell for cash (unless by the affirmative vote of the Record Date Unit Holders holding Certificates representing 70 percent of the Units outstanding on the Voting Record Date if the decision to terminate the Trust was made on or prior to December 31, 2010, or 60 percent of the Units outstanding on the Voting Record Date if the decision to terminate the Trust was made thereafter, the Unit Holders approve the sale for a specified non-cash consideration, in which event the Trustee may, but shall not be required to, attempt to consummate such non-cash sale, but only if the Trustee shall have received a ruling from the Internal Revenue Service or an unqualified written opinion of counsel to the Trust to the effect that such non-cash sale will not adversely affect the classification of the Trust as a “grantor trust” for federal income tax purposes or cause the income from the Trust to
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be treated as unrelated business taxable income for federal income tax purposes) in one or more sales all the assets other than cash then held in the Trust Estate; provided however that as soon as practical following termination of the Trust the Trustee shall obtain an opinion of an investment banking firm, commercial banking firm or other Person qualified to render such opinion and selected by the Trustee as to the fair market value of the Trust Estate on the day of termination of the Trust; and provided further, that upon receipt of such opinion the Trustee shall notify the Company thereof, and the Company shall have the right, exercisable by notice to the Trustee within thirty days of receipt of such notice, to purchase the assets of the Trust at a price equal to the greater of (i) the fair market value of the Trust Estate as set forth in such opinion or (ii) the number of then outstanding Trust Units times the following per Unit amount:
     (A) if the Units are then listed on a stock exchange, the price will equal the closing price of the Units on such stock exchange (or, if the Units are then listed on more than one stock exchange, on the largest such stock exchange in terms of the volume of Units traded thereon during the preceding twelve months, or for the period the Units have been traded on such stock exchange if less than twelve months) on the day of termination of the Trust if any Units were sold on such stock exchange on such day or, if not, on the last day preceding the day of termination
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of the Trust on which any Units were sold on such stock exchange, or
     (B) if the Units are not then listed on any stock exchange but are traded in the over-the-counter market, the price will equal the closing bid price on the day of termination of the Trust as quoted by the National Market System of the National Association of Securities Dealers Automated Quotation System if the Units are so quoted or, if not, the mean between the closing bid and asked prices for the Units in the over-the-counter market on the day of termination of the Trust, if quotations for such prices on such day are available or, if not, on the last day preceding the day of termination of the Trust for which such quotations are available.
If the Units are neither listed nor traded in the over-the-counter market, the price shall equal the fair market value of the Trust Estate as set forth in such opinion.
     In rendering such opinion, such firm or other Person shall take into account the cash owned by the Trust, the liabilities of the Trust, the costs incident to the sale of the Royalty Interest, the other costs of termination of the Trust and such other factors as such firm or other Person rendering such opinion shall deem relevant.
     In the event that the Company does not exercise its option, the Trustee shall effect any such sale (a) pursuant to procedures or material terms and conditions approved by the affirmative vote
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of the Record Date Unit Holders holding Certificates representing 70 percent of the Units outstanding on the Voting Record Date if such sale is effected on or prior to December 31, 2010, or 60 percent of Units outstanding on the Voting Record Date if such sale is effected thereafter, in each case at a meeting duly called and held in accordance with the provisions of ARTICLE V hereof (provided that if the procedures, terms or conditions of such sale adversely affect The Bank of New York’s own rights, duties or immunities under this Agreement or otherwise, the Trustee may in its discretion, but shall not be obligated to, effect such sale pursuant to such procedures or terms or conditions) or (b) without a vote of the Unit Holders if (i) the Trustee determines that it is not practicable to submit such procedures or terms and conditions to a vote of the Unit Holders pursuant to clause (a) above and (ii) such sale is effected at a price which is at least equal to the fair market value of the Trust Estate as set forth in such opinion and pursuant to terms and conditions which, in the opinion of such firm or other Person rendering such opinion on the fair market value of the Trust Estate are commercially reasonable when compared to alternatives available to the Trust.
     Section 9.03. — Distribution of Assets upon Termination. The Trustee shall as promptly as practicable send notice by first class mail of the date (which shall be not more than 10 Business Days after the date such notice is sent) on which it will distribute the proceeds of any such sale, and on such date shall dis-
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tribute such proceeds and any other cash in the Trust Estate in proportion to the Units owned by each such Unit Holder upon surrender of the Certificate evidencing such Units, after paying, satisfying and discharging all of the existing liabilities of the Trust including fees of the Trustee, or, if necessary, setting up reserves in such amounts as the Trustee in its discretion deems appropriate to provide for payment of contingent liabilities. Any such reserve shall be established in accordance with the procedures specified in Section 6.07 hereof. From and after the date of distribution set forth in such notice to Unit Holders, any amounts held by the Trustee pending distribution shall be held uninvested in a non-interest bearing account.
     Upon making final distribution to the Unit Holders, the Trustee shall be under no further liability except as provided in Section 7.01 hereof. For the purposes of liquidating and winding up the affairs of the Trust at its termination, the Trustee shall continue to act as Trustee and may exercise each power until its duties have been fully performed and the Trust Estate has been finally distributed.
ARTICLE X
Irrevocability and Amendability
     Section 10.01 — Irrevocability. This Agreement and Trust are intended to be and are irrevocable. No Person shall have the
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right or power to terminate, revoke, alter, amend or change this Agreement or any provisions hereof except as expressly provided in ARTICLE IX hereof or in this ARTICLE X.
     Section 10.02 — Limited Amendability. Any provision of this Agreement (other than this Section 10.02) may be amended by the vote at a meeting duly called and held in accordance with the provisions of ARTICLE V hereof of the Record Date Unit Holders holding Certificates representing a majority of the Units outstanding on the Voting Record Date, but no such amendment shall be effective unless and until consented to in writing by the Trustee (provided, however, that the Trustee will so consent unless such amendment affects The Bank of New York’s own rights, duties or immunities under this Agreement or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, agree to such amendment), and in no event may an amendment be made which would:
     (a) alter the rights of the Unit Holders as against each other;
     (b) reduce or delay the distributions to the Unit Holders provided for in Sections 2.04, 4.02, 6.02 and 9.02 hereof;
     (c) permit the Trustee to distribute the Royalty Interest in kind either during the continuation of the Trust or during the period of liquidation and winding up under Section 9.02 hereof;
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     (d) provide the Trustee with the power to engage in business or investment activities (this prohibition is not intended to limit the authority of the Trustee specifically provided in this Agreement);
     (e) adversely affect the characterization of the Trust as a business trust under the Delaware Trust Act or as a grantor trust for federal income tax purposes or cause the income from the Trust to be treated as unrelated business taxable income for federal income tax purposes;
     (f) alter the voting requirements set forth in Sections 6.02, 8.01, 9.01 and 10.02 hereof;
     (g) alter the number of Units in the Trust; or
     (h) alter the nature of or the amount or time of receipt of payments under the Royalty Interest;
unless such amendment is approved (1) by the vote at a meeting duly called and held in accordance with the provisions of ARTICLE V hereof of the Record Date Unit Holders holding Certificates representing at least 80 percent of the Units outstanding on the Voting Record Date in the case of subsections (b) through (h) inclusive above and 100 percent of such Units in the case of subsection (a) above, and (2) by the Trustee (provided, however, that the Trustee will so consent unless such amendment affects The Bank of New York’s own rights, duties or immunities under this Agreement or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, agree to such amendment).
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     Any amendment of Sections 4.05 or Section 7.02(b) shall, in addition to the above requirements, also require the consent of the Company.
     Section 10.03 — Corrective Amendments. Notwithstanding Section 10.02 hereof, SOC, the Company and the Trustee (without the consent of the Unit Holders) may from time to time and at any time enter into an agreement amending the terms of this Agreement or any other agreement relating to the establishment or administration of the Trust to cure any ambiguity or to correct or supplement any provision contained herein or therein which may be defective or inconsistent with any other provision contained herein or therein, to make any other provision with respect to matters arising hereunder or thereunder that do not adversely affect the Unit Holders or which may be required by law in connection with the registration of the Units for resale.
     Section 10.04 — Tax Rulings and Opinions. No amendment to this Agreement permitted by Sections 10.02 or 10.03 hereof shall be effective until the Trustee shall have received a ruling from the Internal Revenue Service or an unqualified written opinion of counsel to the Trust to the effect that such amendment will not adversely affect the classification of the Trust as a “grantor trust” for federal income tax purposes or cause the income from the Trust to be treated as unrelated business taxable income for federal income tax purposes.
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ARTICLE XI
Failure to Pay Amounts Due Trustee
     If, for any reason the royalty payable with respect to the Royalty Interest or any amount payable by the Company hereunder is not paid to the Trustee as provided in the Conveyance or hereunder, the Trustee shall as soon as practicable notify BP by facsimile transmission or telex. The Trustee shall not exercise any remedies it may have against the Company for failure to pay any amounts unless BP fails to cause to be paid such amounts pursuant to its obligations under the Support Agreement within 30 days of notice to BP as set forth in the preceding sentence. Notice to the Company or BP shall be made to the notice addresses specified in Section 12.06 hereof.
ARTICLE XII
Miscellaneous
     Section 12.01 — Inspection of Records. Each Unit Holder and his duly authorized agents, attorneys and accountants shall have the right upon request during reasonable business hours at his own cost and expense to examine and inspect the books and records of the Trustee relating to the Trust, including lists of Unit Holders, for any proper purpose, except information which the Conveyance requires the Trustee to keep confidential.
     The Trustee, or its authorized representative, shall have the right during reasonable business hours at the cost and expense of
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the Trust to inspect the Company’s books and records relating to the properties burdened by the Royalty Interest and to discuss with representatives of the Company the affairs, finances and accounts of the Company relating to the properties burdened by the Royalty Interest.
     Section 12.02 — Filing of this Agreement. Except as otherwise required by law, neither this Agreement nor any executed copy hereof need be filed in any jurisdiction in which any of the properties comprising the Trust Estate is located, but the same may be filed for record in any jurisdiction by the Trustee. In order to avoid the necessity of filing this Agreement for record, the Trustee agrees that for the purpose of vesting the record title in any successor Trustee, the retiring Trustee will, upon appointment of any successor Trustee, execute and deliver to such successor Trustee appropriate assignments or conveyances.
     Section 12.03 — Disability of Unit Holder. Except as otherwise provided in Section 4.02 hereof, any payment or distribution to a Unit Holder may be made by check of the Trustee drawn to the order of the Unit Holder, regardless of whether or not the Unit Holder is a minor or under other legal disability, without the Trustee having further responsibility with respect to such payment or distribution. This Section 12.03 shall not be deemed to prevent the Trustee from making any payment or distribution by any other method that is appropriate under law.
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     Section 12.04 — Savings Clause. If any provision of this Agreement should be held illegal or invalid, such invalidity or illegality shall not affect the remaining provisions of this Agreement, or any other property interests, and each provision of this Agreement shall exist separately and independently, and shall be applied to property interests separately and independently, of every other provision, and this Agreement shall be construed as if such illegal or invalid provision had never existed.
     Section 12.05 — Notices. Any notice or demand which by any provision of this Agreement is required or permitted to be given or served upon the Trustee by any Unit Holder may be given or served by being deposited, postage prepaid and by registered or certified mail, in a post office or letter box addressed (until another address is designated by notice given by the Trustee to the Unit Holders and the Company) to the Trustee at 21 West Street, 12th Floor, New York, NY 10286, Attention: Corporate Trust, Trustee Administration. Any notice or other communication by the Trustee to any Unit Holders shall be deemed to have been sufficiently given, for all purposes, when deposited, postage prepaid, in a post office or letter box addressed to said holder at his last address as shown by the records of the Trustee.
     Section 12.06 — Notice and Reports to the Company, SOC or BP. Whenever any notice, communication or report is given by the Trustee to Unit Holders pursuant to the provisions of this Agreement or is otherwise required to be provided to Unit Holders
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pursuant to the provisions of this Agreement or is required to be provided to the Company, SOC or BP, the Trustee shall provide, by in-hand delivery or by certified or registered mail, such notice, communication or report to the Company at the following address:
BP Exploration (Alaska) Inc.
c/o BP America Inc.
200 Public Square
Cleveland, OH 44114-2375
Attention: Treasurer
or to SOC at the following address:
The Standard Oil Company
c/o BP America Inc.
200 Public Square
Cleveland, OH 44114-2375
Attn: Treasurer
or to BP at the following address:
The British Petroleum Company p.l.c.
Brittanic House, Moor Lane
London EC24 9BU, England
Attention: Secretary
FAX: 011-44-879-2341
or at such other address as the Company, SOC or BP, as the case may be, may from time to time advise the Trustee in writing.
     Section 12.07 — Governing Law. The Trust hereby created is a Delaware business trust, and the laws of Delaware shall control with respect to the construction, administration and validity of the Trust. This Agreement shall be governed by and construed in accordance with the law of the State of Delaware without regard to conflicts of law rules.
     Section 12.08 — Counterparts. This Agreement may be executed in a number of counterparts, each of which shall constitute an
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original, but such counterparts shall together constitute but one and the same instrument.
     Section 12.09 — Headings. The headings of the Sections and Articles of this Agreement are inserted for convenience only and shall not constitute a part hereof.
     Section 12.10. — Independent Conduct. SOC, the Company, The Bank of New York and the Co-Trustee on behalf of all future Unit Holders hereby reserve and retain the right to engage in all businesses and activities of any kind whatsoever (irrespective of whether the same may be in competition with the Trust), and to acquire and own all assets however acquired and whenever situated and to receive compensation or profit thereof, for their own respective accounts and without in any manner being obligated to disclose or offer such businesses, activities, assets, compensation or profit to each other or to the Trust.
     Section 12.11 — Determination by the Trustee. In the event that the Trustee is required to take action or permitted not to take action under Sections 6.02(a)(ii), 9.02(b) and 10.02 (except for any amendment to Sections 7.03, 7.04 or the last sentence of Section 7.05 hereof) which is conditioned upon a determination by the Trustee that the action to be taken or omitted does not or will not adversely affect The Bank of New York’s rights, duties or immunities under this Agreement or otherwise, the Trustee shall not, in making such determination, take into consideration the loss of Trustee’s fees or the loss of other financial benefits
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(other than the right to reimbursement of expenses or indemnities against liabilities) which may result from any termination of the Trust or other event which would cause The Bank of New York to cease to serve as Trustee hereunder as a result of such action. The loss of such fees or such other financial benefits shall not be deemed to constitute an adverse impact on The Bank of New York’s own rights, duties or immunities under this Agreement or otherwise.
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     IN WITNESS WHEREOF, SOC has caused this Agreement to be executed by its duly authorized Chairman and Chief Executive officer and its seal to be hereunto affixed and attested by its duly authorized Secretary and the Company has caused this Agreement to be executed by its duly authorized Treasurer and its seal to by hereunto affixed and attested by its duly authorized Secretary and the Trustee has caused this Agreement to be executed by its duly authorized Assistant Vice President and its seal to be hereunto affixed and attested by its duly authorized Assistant Vice President and the Co-Trustee has executed this Agreement as of the 28th day of February, 1989.

ATTEST:	THE STANDARD OIL COMPANY

/s/ J. M. Casarik Secretary	By:	/s/ James H. Ross

ATTEST:	BP EXPLORATION (ALASKA) INC.

/s/ J. M. Casarik Secretary	By:	/s/ E. Whitehead

ATTEST:	THE BANK OF NEW YORK, Trustee

/s/ David A. Sampson	By:	/s/ W. N. Gitlin

/s/ Eric A. Mazie Witness		/s/ F. James Hutchinson F. James Hutchinson, Co-Trustee

STATE OF OHIO	)
) SS
COUNTY OF CUYAHOGA	)
     BEFORE ME, the undersigned authority, a Notary Public in and for said County and State, on this day personally appeared J. H. Ross, known to me to be the person and officer whose name is subscribed to the foregoing instrument and acknowledged before me that the same was the act of The Standard Oil Company, an Ohio corporation, and that he executed the same as the act of such corporation for the purposes and consideration therein expressed and in the capacity therin stated.
     GIVEN UNDER MY HAND AND SEAL OF OFFICE, this the 28th day of February, 1989.

/s/ JoAnn Motuza

Notary Public
My commission expires:

JoANN MOTUZA
Notary Public, State of Ohio
Recorded in Cuyahoga County
My Comm. Expires 9-14-92

STATE OF OHIO	)
) SS
COUNTY OF CUYAHOGA	)
     BEFORE ME, the undersigned authority, a Notary Public in and for said County and State, on this day personally appeared E. Whitehead, known to me to be the person and officer whose name is subscribed to the foregoing instrument and acknowledged before me that the same was the act of the said BP Exploration (Alaska) Inc., a Delaware corporation, and that he executed the same as the act of such corporation for the purposes and consideration therein expressed and in the capacity therein stated.
     GIVEN UNDER MY HAND AND SEAL OF OFFICE, this the 28th day of February, 1989.

/s/ JoAnn Motuza

Notary Public
My commission expires:

JoANN MOTUZA
Notary Public, State of Ohio
Recorded in Cuyahoga County
My Comm. Expires 9-14-92

STATE OF NEW YORK	)
ss.:
COUNTY OF NEW YORK	)
     Before me, a notary public in and for said County, personally appeared Walter N. Gitlin, known to me to be the person who, as Assistant Vice President of The Bank of New York, the corporation which executed the foregoing instrument, signed the same, and acknowledged to me that he did so sign said instrument in the name and upon behalf of said corporation as such officer and that he executed the same as the act of such corporation for the purposes and consideration therein expressed and in the capacity therein stated.
     GIVEN UNDER MY HAND AND SEAL OF OFFICE, this the 23rd day of February, 1989.

/s/ Virginia Barazotti

Notary Public, in and for
New York
My Commission Expires:

VIRGINIA BARAZOTTI
Notary Public, State of New York
No. 41-4734647
Qualified in Queens County
Certificate filed in New York County
Commission Expires Nov. 30, 1989

STATE OF DELAWARE	) )SS
COUNTY OF NEW CASTLE	)
     BEFORE ME, the undersigned authority, a Notary Public in and for said County and State, on this day personally appeared James Hutchinson, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged before me that he is a resident of the State of Delaware and that he executed the same as his free and voluntary act for the purposes and consideration therein expressed and in the capacity therein stated.
     GIVEN UNDER MY HAND AND SEAL OF OFFICE, this the 17th day February, 1989.

/s/ Lisa M. Harrison
[SEAL]	Notary Public

My commission expires:

MY COMMISSION EXPIRES
AUGUST 8, 1990

EXHIBIT A
[OMITTED]
     See Exhibits 4.2 and 4.3 to the Annual Report on Form 10-K of the BP Prudhoe Bay Royalty Trust for the fiscal year ended December 31, 2006 (File No. 1-10243)

EXHIBIT B
PPN 056663* 207

Number ___	___Units
CERTIFICATE FOR UNITS OF BENEFICIAL INTEREST
IN BP PRUDHOE BAY ROYALTY TRUST
Created by, Issued Under and Subject to the BP Prudhoe Bay Royalty Trust Agreement effective as of February 28, 1989. This Certificate of Beneficial Interest is transferable in the City of New York, New York.
___
     THE UNITS REPRESENTED BY THIS CERTIFICATE MAY BE SUBJECT TO MANDATORY REDEMPTION BY THE TRUSTEE OR MANDATORY PURCHASE AND TRANSFER UNDER CERTAIN CIRCUMSTANCES IF A PROCEEDING IS COMMENCED SEEKING FORFEITURE OF TRUST PROPERTIES DUE TO A UNIT HOLDER’S INELIGIBILITY TO OWN UNITS BY REASON OF THE NATIONALITY OR OTHER STATUS OF SUCH HOLDER.
___
     UNTIL THE UNITS REPRESENTED BY THIS CERTIFICATE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND QUALIFIED UNDER THE SECURITIES LAWS OF VARIOUS STATES, THEY MAY NOT BE TRANSFERRED UNLESS THE TRUSTEE AND THE COMPANY HAVE RECEIVED (1) AN OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE AND THE COMPANY TO THE EFFECT THAT THE PROPOSED TRANSFER MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS AND (2) AN INSTRUMENT FROM THE TRANSFEREE AGREEING TO PROVIDE CERTAIN INFORMATION FROM TIME TO TIME WITH REGARD TO ERISA, AS DEFINED IN THE ROYALTY TRUST AGREEMENT.
     THIS CERTIFIES THAT ___is the owner of ___Units of Beneficial Interest (“Units”) in that certain Trust known and designated as the BP Prudhoe Bay Royalty Trust, created and established under the terms of the above referenced Royalty Trust Agreement by and among The Standard Oil Company, an Ohio corporation with its principal office in Cleveland, Ohio, BP Exploration (Alaska) Inc., a Delaware corporation having its principal office in Anchorage, Alaska (the “Company”), The Bank of New York, a New York corporation, authorized to do a banking business and having a principal corporate trust office in New York, New York, as Trustee (the “Trustee”), and F. James Hutchinson, a resident of the State of Delaware as Co-Trustee, a duplicate original of which Royalty Trust Agreement is, for the information of all concerned, held by said Trustee at its principal corporate trust office in New York, New York. Said Royalty Trust Agreement is hereby referred to and made a part of this Certificate for all purposes, and the owner of this Certificate by accepting the same consents to, and becomes bound by, all the terms and provisions of said Royalty Trust Agreement and the provisions herein. The Units represented by this Certificate are transferable on the records of the Trustee by the holder hereof in person, or by duly authorized attorney, upon surrender of this Certificate, properly endorsed, to the Trustee. This Certificate shall not be valid until countersigned and registered by the Transfer Agent and Registrar.
     WITNESS the seal of the Trustee and the signature of its duly authorized signatory.
Date:

, as Trustee

By
Authorized Signatory
Countersigned and Registered:
Transfer Agent and Registrar
By
          Authorized Signatory

ASSIGNMENT
     For value received                                          hereby sell(s), assign(s) and transfer(s)unto                                                             Units of Beneficial Interest represented by the within Certificate, and do(es) hereby constitute and appoint irrevocably                      Attorney to transfer said Units on the records of within named The Bank of New York, Trustee, with full power of substitution in the premises.
     Date:

Signature Guaranteed: Bank or Broker located or having a correspondent located within New York City	NOTICE — The signature to this assignment must correspond with the name as written upon the face of the Certificate, in every particular, without alteration or enlargement, or any change whatsoever.

By: Authorized Officer

EXHIBIT C
COMPENSATION OF THE BANK OF NEW YORK
(As Trustee and Transfer Agent and Registrar)
I. Introductory Note. The Bank of New York (the “Bank”) is serving as a Trustee of the BP Prudhoe Bay Royalty Trust and as Transfer Agent and Registrar of the Units issued pursuant thereto. Capitalized terms which are not otherwise defined in this Exhibit C shall have the meanings ascribed to them in the BP Prudhoe Bay Royalty Trust Agreement (the “Agreement”). The fee described in Part III hereof is intended to compensate the Bank for all services rendered in its capacity as Trustee. Fees for the Bank’s services as Transfer Agent and Registrar are provided for in Part IV hereof.
II. Certain Definitions
     (1) “Administrative Services” means the duties of the Bank, as Trustee, to (a) receive, collect and account for payments in respect of the Royalty, (b) invest all collected cash balances as required by the Agreement, (c) pay all expenses and fees of the Trust, (d) calculate and distribute quarterly all Quarterly Income Amounts, (e) file such state and federal income tax returns as the Trustee considers necessary or appropriate to comply with applicable law, (f) supply all data to Unit Holders necessary to enable them to prepare their Alaska and federal income tax returns, (g) respond to inquiries from Unit Holders concerning the Trust and refer those concerning the Royalty to the Company, (h) secure the hiring and consulting with experts to the extent the Trustee is required or chooses to do so, (i) secure the preparation of and file all reports, notices and statements as may be required to comply with applicable securities laws and regulations and the rules of any stock exchange on which the Units may be listed and (j) maintain communications with the Company respecting the Trust.
     (2) “Extraordinary Services” means substantially increased administrative duties or responsibilities including, without limitation, (a) any requirement for the establishment of record dates more frequently than once a Quarter, or more than one distribution per Quarter (b) expanded tax or regulatory requirements, (c) the sale of assets by or the dissolution and liquidation of the Trust, (d) except as otherwise provided in the Agreement with respect to any period prior to the Opinion Date, which is not an Insignificant Investor Period, enforcing through any action, suit, proceeding or arbitration the terms and conditions of the Support Agreement or the Conveyance, defending litigation against the Trustee or the Trust and in connection with any governmental audit or investigation and other matters which increase the obligations of the Trustee beyond those contemplated by the Agreement which are not the result of discretionary action on the part of the Trustee, and (e) meetings pursuant to Article V of the Agreement.
III. Quarterly Fees
     The Bank, as Trustee, shall be entitled to receive on each Quarterly Record Date a Quarterly Fee calculated as follows:
     The Quarterly Fee for Administrative Services shall be the sum of (i) $.0011 per Unit outstanding on such Quarterly Record Date and (ii) $10.00 for each payment by wire transfer to a Unit Holder. Such Quarterly Fee shall be increased for each calendar year commencing after December 31, 1990 by the proportionate increase, if any, during the preceding calendar year in the Consumer Price Index as defined in the Overriding Royalty Conveyance during the preceding calendar year.
     The Quarterly Fee for Extraordinary Services shall be the Bank’s current fee for similar or analogous services at the time such Extraordinary Services are rendered.
IV. Transfer Service Fees
     An additional fee will be charged by the Bank, as Transfer Agent and Registrar, for services related to the transfer and registration of Units. The fees to be paid and services to be rendered by the Bank, as Transfer Agent and Registrar, pursuant to this Part IV are as follows:
     A fee of $1.50 per Quarter times the number of Unit Holder accounts as of the Quarterly Record Date for:
(1) Issuance and registration of all certificates.
(2) The complete maintenance of all Unit Holder accounts.
(3) The processing of all transfers including those requiring special handling, i.e., regular, irregular, non-legal items, legal items and documentary transfers.
(4) The processing of all stop transfer orders including placement, maintenance and removal.
(5) The posting of all Certificates’issued and cancelled.
(6) The processing of the distributions of the Quarterly Income Amounts to Unit Holders.
(7) The distribution of all required tax forms and returns and the solicitation of taxpayer identification numbers or social security numbers as required.
(8) The mailing of quarterly and annual reports to the Unit Holders as required by Section 4.04 of the Agreement.

     Certificates issued each month in excess of 1/12th of the number of holders at the end of the previous year will be billed at $1.25 each.
     Any additional transfer services will be charged on the Bank’s current fee schedule in effect at the time such services are rendered.
     The fee for transfer services will remain as stated herein until December 31, 1990 and thereafter, shall be increased in the same manner as the Trustee’s Quarterly Fee for Administrative Services.
     The fees set forth herein of the Trustee, Registrar, and Transfer Agent shall be in addition to any amounts payable as indemnification or reimbursement under the Agreement or the Support Agreement.

     IN WITNESS WHEREOF, SOC has caused this Agreement to be executed by its duly authorized Chairman and Chief Executive Officer and its seal to be hereunto affixed and attested by its duly authorized Secretary and the Company has caused this Agreement to be executed by its duly authorized Treasurer and its seal to hereunto affixed and attested by its duly authorized Secretary and the Trustee has caused this Agreement to be executed by its duly authorized Assistant Vice President and its seal to be hereunto affixed and attested by its duly authorized Assistant Vice President and the Co-Trustee has executed this Agreement as of the 28th day of February, 1989.

ATTEST:	THE STANDARD OIL COMPANY

/s/ J. M. Casarik	By:	/s/ James H. Ross

Secretary

ATTEST:	BP EXPLORATION (ALASKA) INC.

/s/ J. M. Casarik	By:	/s/ E. Whitehead

Secretary

ATTEST:	THE BANK OF NEW YORK, Trustee

/s/ David A. Sampson	By:	/s/ W. N. Gitlin

/s/ Eric A. Mazie		/s/ F. James Hutchinson

Witness		F. James Hutchinson, Co-Trustee

STATE OF OHIO	)
) SS
COUNTY OF CUYAHOGA	)
     BEFORE ME, the undersigned authority, a Notary Public in and for said County and State, on this day personally appeared J. H. Ross, known to me to be the person and officer whose name is subscribed to the foregoing instrument and acknowledged before me that the same was the act of The Standard Oil Company, an Ohio corporation, and that he executed the same as the act of such corporation for the purposes and consideration therein expressed and in the capacity therin stated.
     GIVEN UNDER MY HAND AND SEAL OF OFFICE, this the 28th day of February, 1989.

/s/ JoAnn Motuza

Notary Public
My commission expires:

JoANN MOTUZA
Notary Public, State of Ohio
Recorded in Cuyahoga County
My Comm. Expires 9-14-92

STATE OF OHIO	)
) SS
COUNTY OF CUYAHOGA	)
     BEFORE ME, the undersigned authority, a Notary Public in and for said County and State, on this day personally appeared E. Whitehead, known to me to be the person and officer whose name is subscribed to the foregoing instrument and acknowledged before me that the same was the act of the said BP Exploration (Alaska) Inc., a Delaware corporation, and that he executed the same as the act of such corporation for the purposes and consideration therein expressed and in the capacity therein stated.
     GIVEN UNDER MY HAND AND SEAL OF OFFICE, this the 28th day of February, 1989.

/s/ JoAnn Motuza

Notary Public
My commission expires:

JoANN MOTUZA
Notary Public, State of Ohio
Recorded in Cuyahoga County
My Comm. Expires 9-14-92

STATE OF NEW YORK	)
ss.:
COUNTY OF NEW YORK	)
     Before me, a notary public in and for said County, personally appeared Walter N. Gitlin, known to me to be the person who, as Assistant Vice President of The Bank of New York, the corporation which executed the foregoing instrument, signed the same, and acknowledged to me that he did so sign said instrument in the name and upon behalf of said corporation as such officer and that he executed the same as the act of such corporation for the purposes and consideration therein expressed and in the capacity therein stated.
     GIVEN UNDER MY HAND AND SEAL OF OFFICE, this the 23rd day of February, 1989.

/s/ Virginia Barazotti

Notary Public, in and for
New York
My Commission Expires:

VIRGINIA BARAZOTTI
Notary Public, State of New York
No. 41-4734647
Qualified in Queens County
Certificate filed in New York County
Commission Expires Nov. 30, 1989

STATE OF DELAWARE	) )SS
COUNTY OF NEW CASTLE	)
     BEFORE ME, the undersigned authority, a Notary Public in and for said County and State, on this day personally appeared James Hutchinson, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged before me that he is a resident of the State of Delaware and that he executed the same as his free and voluntary act for the purposes and consideration therein expressed and in the capacity therein stated.
     GIVEN UNDER MY HAND AND SEAL OF OFFICE, this the 17th day February, 1989.

/s/ Lisa M. Harrison
[SEAL]	Notary Public

My commission expires:

MY COMMISSION EXPIRES
AUGUST 8, 1990